As filed with the U.S. Securities and Exchange Commission on November 20, 2025

Registration No. 333-290351

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Top Wealth Group Holding Limited
(Exact name of registrant as specified in its charter)

Cayman Islands	2091	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Units 714 & 715, 7F, Hong Kong Plaza
188 Connaught Road West
Hong Kong
Tel: +852 3615 8567
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

c/o Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 (800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19, Jardine House 1 Connaught Place Central Hong Kong Telephone: +1 310-728-5129	Zhaocong “Richard” Xu, Esq. Mclaughlin & Stern, LLP 260 Madison Ave., 18th Floor New York, New York 10016 Telephone: (212) 448-6233

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 is being filed solely for the purpose of (i) updating the section under the heading “Plan of Distribution”, and (ii) filing exhibits 1.1, 4.1, 4.2, 23.2 and 23.3 to this registration statement on Form F-1 (File No. 333-290351), or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and Part II of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED NOVEMBER 20, 2025

Top Wealth Group Holding Limited

Up to 1,041,666 Class A Ordinary Shares

Up to 1,041,666 Series A Class A Warrants to purchase up to 1,041,666 Class A Ordinary Shares

Up to 1,041,666 Series B Class A Warrants to purchase up to 1,041,666 Class A Ordinary Shares

Up to 1,041,666 Class A Ordinary Shares underlying the Series A Class A Warrants and Series B Class A Warrants

We are offering on a “reasonable best efforts” basis up to 1,041,666 Class A Ordinary Shares with $0.009 par value per share, together with up to 1,041,666 Series A Class A warrants to purchase up to 1,041,666 Class A Ordinary Shares (the “Series A Class A Warrants), and up to 1,041,666 Series B Class A warrants to purchase up to 1,041,666 Class A Ordinary Shares (the “Series B Class A Warrants” and collectively with the Series A Class A Warrants, the “Class A Warrants”). The assumed combined public offering price for each Class A Ordinary Share and accompanying Class A Warrants is $6.72, which was the closing price per share of our Class A Ordinary Shares on The Nasdaq Capital Market (“Nasdaq”), on October 7, 2025. Each Class A Ordinary Share is being sold together with the Class A Warrants, each to purchase one Class A Ordinary Share. The Class A Ordinary Shares and Class A Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. The Class A Warrants will have an assumed combined public offering price of $6.72 per Class A Ordinary Share and will be exercisable immediately following issuance. The Series A Class A Warrants will expire on the five-year anniversary of the original issuance date. The Series B Class A Warrants will expire on the eighteen-month anniversary of the original issuance date.

We refer to the Class A Ordinary Shares and Class A Warrants to be issued in this offering collectively as the “Securities.”

We will have a single closing for all Securities purchased in this offering and the combined public offering price per Class A Ordinary Share and accompanying Class A Warrants will be fixed for the duration of this offering. We will deliver the Securities to be issued in connection with this offering delivery versus payment or receipt versus payment, as the case may be, upon receipt of investor funds received by us.

We have a dual-class share structure such that our Ordinary Shares consist of Class A Ordinary Shares and Class B Ordinary Shares with disparate voting powers. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares will be entitled to one vote per share, while holders of Class B ordinary shares will be entitled to thirty (30) votes per share based on our dual-class share structure.

Through Winwin Development Group Limited, Mr. Kim Kwan Kings, WONG owned 57,334 Class A Ordinary Shares representing approximately 9.88% of our issued and outstanding 580,029 Class A Ordinary Shares and owned 166,667 Class B Ordinary Shares, representing 100% of our issued and outstanding 166,667 Class B Ordinary Shares, and representing 90.63% voting rights as of the date of this prospectus and 76.38% voting rights after this offering, assuming 1,041,666 Class A Ordinary Shares are offered at an assumed combined public offering price of $6.72 per Class A Ordinary Share. As a result of the dual-class share structure and the concentration of ownership, holders of Class B Ordinary Shares will have considerable influence over matters such as decisions regarding amendment of organizational documents, mergers and consolidations, election of directors and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their Class A Ordinary Shares as part of a sale of our company and may reduce the price of our Class A Ordinary Shares. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares may view as beneficial.

Our Class A Ordinary Shares are listed on Nasdaq under the symbol “TWG.” Our Class B Ordinary Shares are not listed on any national securities exchange. On October 7, 2025, the last reported sales price of our Class A Ordinary Shares on Nasdaq was $6.72.

The assumed combined public offering price used throughout this prospectus has been included for illustration purposes only, and may not be indicative of the final offering price. The actual public offering price per Class A Ordinary Share and accompanying Class A Warrants will be determined between us and investors, in consultation with the Placement Agent (as defined below), based on market conditions at the time of pricing, and may be at a discount to the then current market price of our Class A Ordinary Shares. The actual public offering price may be based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering. In addition, there is no established public trading market for the Class A Warrants, and we do not expect a market for the Class A Warrants to develop. We do not intend to apply for a listing of the Class A Warrants on any national securities exchange. Without an active trading market, the liquidity of the Class A Warrants will be limited.

We have engaged Univest Securities, LLC (the “Placement Agent”), to act as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the Securities offered by this prospectus. The Placement Agent is not purchasing or selling any of the Securities we are offering and the Placement Agent is not required to arrange the purchase or sale of any specific number of Securities or dollar amount. We have agreed to pay to the Placement Agent the Placement Agent fees set forth in the table below, which assumes that we sell all of the Securities offered by this prospectus. In addition, we have agreed to reimburse certain expenses of the Placement Agent. See “Plan of Distribution.”

Since we will deliver the Securities to be issued in this offering upon our receipt of investor funds, there is no arrangement for funds to be received in escrow, trust or similar arrangement.

There is no minimum number of Securities or amount of proceeds required as a condition to closing in this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the Securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Securities sufficient to pursue our business goals described in this prospectus. This offering will terminate on [ ], 2025, unless we decide to terminate the offering (which we may at any time in our discretion) prior to that date.

We expect this offering to be completed on or about              , 2025, subject to satisfaction of customary closing conditions.

In addition, because there is no escrow trust or similar arrangement and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of Securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. We will bear all costs associated with the offering. See “Plan of Distribution” on page 45 of this prospectus for more information regarding these arrangements.

Investing in our Securities involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 15 to read about factors you should consider before buying our Class A Ordinary Shares.

Our Company is not a PRC or Hong Kong operating company, but a holding company incorporated in the Cayman Islands. As a holding company with no material operations, our Company conducts all our operations in Hong Kong through our Operating Subsidiary, TW HK, which was incorporated in Hong Kong. Investors are cautioned that you are not buying shares of a Hong Kong-based operating company but instead are buying shares of a Cayman Islands holding company with operations conducted by our Operating Subsidiary based in Hong Kong. This structure involves unique risks to the investors, and the PRC regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of our Class A Ordinary Shares, including that such event could cause the value of such securities to significantly decline or become worthless. Furthermore, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States.

We are subject to certain legal and operational risks associated with having all business operations in Hong Kong, a Special Administrative Region of the PRC, as well as the risks associated with having clients who are mainland China individuals or companies that have shareholders or directors that are mainland China individuals. We are also subject to the risks of uncertainty about any future actions the PRC government or authorities in Hong Kong may take in this regard. Such risks may include changes in the legal, political, and economic policies of the Chinese government, the relations between China and the United States, and Chinese or United States regulations that may materially and adversely affect our business, financial condition, results of operations and the market price of the Class A Ordinary Shares. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer securities to investor and could cause the value of offered securities to significantly decline or become worthless. PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Recently, the PRC government initiated a series of regulatory actions and made statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on the daily business operation of our Operating Subsidiary. Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, or in the event that we or our Operating Subsidiary were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or our Operating Subsidiary might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, and/or no longer be permitted to continue business operations as presently conducted.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and are, therefore, eligible for reduced public company reporting requirements. Please read “Emerging Growth Company Status” beginning on page 9 and “Foreign Private Issuer Status” beginning on page 9 for more information.

Our Class A Ordinary Shares may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines that it is unable to inspect or fully investigate our auditor and as a result the exchange where our securities are traded may delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China and Hong Kong.

Our current auditor, Audit Alliance LLP and previous auditor, Onestop Assurance PAC, the independent registered public accounting firms that issued the audit report for the fiscal year ended December 31, 2024 and 2023, respectively, are currently subject to PCAOB inspections and the PCAOB is able to inspect our auditors. Audit Alliance LLP and Onestop Assurance PAC, both headquartered in Singapore, have been inspected by the PCAOB on a regular basis. Each of our auditors is not headquartered in mainland China or Hong Kong and was not identified in this prospectus as a firm subject to the PCAOB’s determination. Therefore, we believe that, as of the date of this prospectus, each of our auditors is not subject to the PCAOB determinations. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit Audit Alliance LLP or Onestop Assurance PAC to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PACOB expands the scope of the Determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange. See “Risk Factors — Risks Related to Our Class A Ordinary Shares — The PCAOB may be unable to inspect or fully investigate our auditors as required under the Holding Foreign Companies Accountable Act, or the HFCAA, as amended. If the PCAOB is unable to conduct such inspections for two consecutive years, the SEC will prohibit the trading of our shares. The delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections.” on page 28 of this prospectus. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected.

TW Cayman is permitted under the laws of the Cayman Islands to provide funding to TW BVI through loans or capital contributions without restrictions on the amount of the funds. TW BVI is permitted under the respective laws of BVI to provide funding to TW HK through dividend distribution without restrictions on the amount of the funds. There are no restrictions on dividend transfers from BVI to Hong Kong. As a holding company, TW Cayman may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. As of the date of this prospectus, TW Cayman and its subsidiaries do not have any plans to distribute earnings or settle amounts in the foreseeable future. During the fiscal years ended December 31, 2024 and 2023 and the six months ended June 30, 2025, no dividends or distribution have been made to date by our subsidiaries.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Class A Ordinary Share and Accompanying Class A Warrants	Total
Combined Public Offering Price	$	$
Placement agent fees(1)	$	$
Proceeds to us, before expenses(2)	$	$

(1)	In addition, we have also agreed to pay to the Placement Agent 1% of the gross proceeds of this offering as reimbursement of for non-accountable expenses, up to $120,000 for all reasonable travel and out-of-pocket expenses including legal counsel fees and costs, and up to $12,900 for its clearing or escrow agent expenses. See “Plan of Distribution” on page 45 of this prospectus for a description of the fees and expenses to be paid to the Placement Agent for services performed in connection with the offering.

(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual offering amount, Placement Agent fees, estimated expenses and net proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. The amount of the proceeds to us presented in this table does not give effect to any exercise of the Class A Warrants offered hereby.

Univest Securities, LLC

The date of this prospectus is                  , 2025.

You should rely only on the information contained in this prospectus and the documents we incorporate by reference in this prospectus. We have not, and the placement agent has not, authorized anyone to provide you with different information. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus or incorporated by reference in this prospectus is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus or of any sale or offer to sell hereunder. You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

To the extent this prospectus contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC. We have not authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or any related free writing prospectus. We do not take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any applicable free writing prospectus is accurate only as of the date of such prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We have not, and the Placement Agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

For investors outside the United States: We have not, and the Placement Agent has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A Ordinary Shares and the distribution of this prospectus outside the United States.

Unless the context clearly indicates otherwise, references in this prospectus to “we,” “our,” “ours,” “us,” “the Company” and “Top Wealth” refer to Top Wealth Group Holding Ltd. and its subsidiaries.

ii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Class A Ordinary Shares.

Prospectus Conventions

Except where the context otherwise requires and for purposes of this prospectus only the term:

●	“China” or “PRC” refers to the People’s Republic of China, including Hong Kong and Macau. For reference to specific laws and regulations adopted by the PRC, the definition of “China” or the “PRC” refers to the People’s Republic of China, excluding Hong Kong and Macau;

●	“Class A Ordinary Shares” refers to our Company’s Class A ordinary shares with par value of $0.009 each;
●	“Class B Ordinary Shares” refers to our Company’s Class B ordinary shares with par value of $0.009 each;
●	“Controlling Shareholder” or “Winwin Development (BVI)” refers to Winwin Development Group Limited, a company incorporated under the laws of British Virgin Islands;

●	“HK$” or “Hong Kong dollars” refers to the legal currency of Hong Kong;

●	“Hong Kong” refers to Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Macau” refers to Macau Special Administrative Region of the People’s Republic of China;

●	“mainland China” refers to the mainland of the People’s Republic of China, excluding Hong Kong and Macau;

●	“Ordinary Shares” refers to the Class A Ordinary Shares and the Class B Ordinary Shares;

●	“our Group”, “the Group”, “we,” “us,” or “our” refers to Top Wealth Group Holding Limited and its subsidiaries;

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“TW BVI” refers to Top Wealth (BVI) Holding Limited;

●	“TW Cayman,” “Top Wealth”, “our Company” or “the Company” refers to Top Wealth Group Holding Limited, a Cayman Islands exempted company;

●	“TW HK” or “Operating Subsidiary” refers to Top Wealth Group (International) Limited; and

●	“$” or “U.S. dollars” refers to the legal currency of the United States.

Our Company is a holding company with operations conducted in Hong Kong through our Operating Subsidiary, using Hong Kong dollars. The reporting currency is U.S. dollars. Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

The following table sets forth information concerning exchange rates between HKD and the U.S. dollar for the periods indicated. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader. All reference to “US dollars”, “USD”, “$” or “$” are to United States dollars.

The conversion of Hong Kong dollars into U.S. dollars are based on the exchange rates set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were made at the following rates:

	For the year ended December 31,
	2024	2023
USD to HK$ Average Rate	7.8	7.8
USD to HK$ Year End	7.8	7.8

Overview

Our Company is a Cayman Islands exempted company with limited liability incorporated on February 1, 2023 under law of the Cayman Islands. It is a holding company and is not actively engaged in any business. We conduct our business operations through our Operating Subsidiary, TW HK. Headquartered in Hong Kong, we are a fast-growing supplier of caviar products. We are currently specialized in supplying high-quality sturgeons caviar. Our caviar is endorsed with the Convention on International Trade in Endangered Species of Wild Fauna and Flora (“CITES”) permits, which certifies that our caviar is legally traded. We believe that we are one of the major suppliers of caviar in Hong Kong. We have secured a long-term and exclusive supply of caviar raw products from a PRC sturgeon farm.

Since we established our caviar business in August 2021, we had supplied caviar to our customers under their brand labels (i.e. private labeling) or without brand labels. Subsequently in November 2021, we established our own caviar brand, “Imperial Cristal Caviar”, and started selling caviar under our own brand as well. With its exquisite package design, we consider that that our branded caviar is ideal to be presented as both culinary delights and festive gifts. Imperial Cristal Caviar has continuously achieved tremendous sales growth since its launch in the market.

In March 2023, as the addition to the gastronomical experience of our caviar, we commenced our wine trading business line, to complement our caviar business. For the fiscal years ended December 31, 2024, 2023 and 2022, our wine trading business line contributed revenue of Nil, $4,460,092 and Nil, respectively. The fine wine we distribute include white wine, red wine, and Champagne, from various countries including France, Greek, and Spain, etc. Our wine trading business only involves the distribution of fine wine within Hong Kong on business-to-business (B2B) sales, primarily to our F&B related distributor customers, in particular, the F&B related distributor customers who we supply our caviar product. We do not import or manufacture the wine we distribute, instead, we source the wines from our wine suppliers in Hong Kong on an as-demand per order basis. Therefore, we are not subject to the relevant licensing requirements that apply to sale of alcoholic beverages in Hong Kong. For fiscal year ended December 31, 2024, we have ceased the wine distribution business line. During the six months ended June 30, 2025, we have rebuilt our wine distribution business.

We take pride in our well-tested, reliable caviar supply chain management module, which helps ensure the palatability and freshness of our products when they reach our customers. We believe that are among one of the few Hong Kong caviar suppliers being able to secure a long-term and exclusive supply of caviar raw products from a PRC sturgeon farm. In April 2022, we entered into an exclusive supply agreement with the agent and distributor of a well-established sturgeon farm in Fujian, the PRC, which appointed us as its exclusive distributor in Hong Kong and Macau for conducting overseas distribution and granted us the rights to procure caviar directly from it for a term of 10 years. This sturgeon farm is one of the limited number PRC sturgeon farms which are officially permitted to export locally bred roe. We have engaged a Hong Kong-based supply chain management company to handle the logistics, warehousing and packaging workflows in our supply chain, so we can strategically focus on brand-building and product quality assurance.

We are dedicated to enhancing our brand awareness. As part of our sales and marketing efforts, we have proactively participated in food expo and set up pop-up stores across the world. We have also collaborated with famous food bloggers and used different online platforms and media coverage to promote and strengthen the publicity of our products. We regularly invite chefs of notable hotels and restaurants to our tasting events. Currently, our caviar are served on the menus of various 5-star and Michelin-star restaurants in Hong Kong.

We generate all of our revenues, through our Operating Subsidiary, from trading of caviar products and wine. Our revenues for the years ended December 31, 2024, 2023 and 2022 were $4.7 million, $16.9 million, $8.5 million, respectively. We have turned around from a loss before tax of approximately $16,888 for the year ended December 31, 2021 to a profit before tax of approximately $2.3 million for the year ended December 31, 2022, and we have maintained a profit before tax of approximately $3.0 million and a loss before tax of approximately $2.0 million for the years ended December 31, 2023 and 2024. For the six months ended June 30, 2025, we had an unaudited revenue and net profits of approximately $4.2 million and $2.4 million respectively.

Our top five customers accounted for 92.0% and 94.8% of our total revenues for the years ended December 31, 2023 and 2022. Our customers, including our top five customers, primarily include food and beverage (“F&B”) related distributors. We have strategically focused on business-to-business sales (B2B) which would allow us access to our customers’ sales network and consumer base that helps us maximize the reach of our products swiftly and effectively. As our caviar products gain popularity worldwide, our customer base has continuously expanded as a result of customers’ referral and our marketing efforts. Our caviar products are mainly sold to customers based in Hong Kong and a substantial portion are exported overseas by our customers. As our products gradually become more well-known in the international market, we aspire to expand our sales channels from only selling through distributors to selling our products directly to overseas customers.

Our major suppliers include (i) a sole distributor and agent of a sturgeon farm in the PRC, Fujian Aoxuanlaisi Biotechnology Co., Ltd (“Fujian Aoxuanlaisi”), which supplies caviar raw product to us; (ii) a Hong Kong supply chain management company, Sunfun (China) Limited (“Sunfun China”), which handles the logistics, warehousing and packaging workflows in our supply chain; (iii) a Hong Kong wine distributor, which supplies fine wine to us; and (iv) other suppliers which supply packaging materials and printing services to us. We materially rely on Fujian Aoxuanlaisi as our supplier for caviar raw product. Fujian Aoxuanlaisi is the agent and distributor of a well-established PRC sturgeon farm, operated by Fujian Longhuang Biotech Co. Limited (“Fujian Longhuang”). Fujian Aoxuanlaisi and Fujian Longhuang currently maintain a long-term exclusive sales agreement for 15 years, from December 2020 to December 2035. Historically, before April 2022, we obtained the supply of caviar raw product from Fujian Aoxuanlaisi on an as-demand per order basis, without any long-term agreements. In April 2022, our Operating Subsidiary, TW HK, has entered into the Caviar Sales Agreement with Fujian Aoxuanlaisi, appointed us as its exclusive distributor in Hong Kong and Macau. We do not have any direct supply agreement with Fujian Longhuang, the PRC sturgeon farm.

On October 14, 2024, our Company closed a best effort offering (“the Best Effort Offering”) which our Company agreed to issue and sell a total of 27,000,000 Ordinary Shares of par value $0.0001 per share, at the price of $0.40 per Ordinary Share, to several investors (the “Purchasers”), and entered several Securities Purchase Agreements with the Purchasers. The Securities Purchase Agreements contain customary representations and warranties and agreements of our Company and the Purchasers and customary indemnification rights and obligations of the parties. The gross proceeds received from the Best Effort Offering totaled $10.8 million. The Ordinary Shares were offered pursuant to a registration statement on Form F-1, as amended (Registration No. 333-282302) originally filed with the SEC on September 24, 2024. The Form F-1 for the Best Effort Offering was declared effective on September 30, 2024. The final prospectus was filed on October 15, 2024. AC Sunshine Securities LLC acted as the exclusive placement agent in the Best Effort Offering pursuant to a Placement Agency Agreement dated October 10, 2024, by and between the Company and the AC Sunshine Securities LLC.

On April 8, 2025, at the 2025 Annual General Meeting of shareholders of our Company, our shareholders resolved to, amongst others, approve the adoption of a dual-class share capital structure by taking the following steps to redesignate and reclassify the authorized share capital of our Company from $50,000 divided into 500,000,000 ordinary shares of par value $0.0001 each to $50,000 divided into 450,000,000 Class A Ordinary Shares of $0.0001 each and 50,000,000 Class B Ordinary Shares of $0.0001 each:

●	re-designating all of the issued and outstanding ordinary shares (except for the 15,000,000 ordinary shares held by Winwin Development Group Limited) into Class A Ordinary Shares, each having one (1) vote per share, on a one for one basis;

●	re-designating 15,000,000 issued and outstanding ordinary shares held by Winwin Development Group Limited into Class B Ordinary Shares, each having 30 votes per share, on a one for one basis; and

●	re-designating the remaining 409,000,000 authorized but unissued ordinary shares into Class A Ordinary Shares on a one for one basis, and the remaining 35,000,000 authorized but unissued ordinary shares into Class B Ordinary Shares on a one for one basis.

On June 4, 2025, our Company adopted an equity incentive plan (the “2025 Equity Incentive Plan” or the “Plan”) to attract, retain, and provide incentives to key management employees, directors, and consultants of our Company and its affiliates, and to align the interests of such service providers with those of our Company’s shareholders. Pursuant to the Plan, a maximum of 11,200,000 Class A Ordinary Shares of our Company were reserved and made available for issuance pursuant to awards granted under the Plan. On June 5, 2025, our Company filed a registration statement on Form S-8 (Registration No. 333-287795) to register 11,200,000 Class A Ordinary Shares reserved and available for issuance under the 2025 Equity Incentive Plan. The 11,200,000 Class A Ordinary Shares reserved were issued on June 23, 2025.

On July 17, 2025, our Company issued a press release announcing the approval of a proposed 1-for-90 share consolidation of our Company’s Class A Ordinary Shares and Class B Ordinary Shares, each with a par value of $0.0001 (the “Share Consolidation”). The Share Consolidation was approved by our Company’s board of directors on June 11, 2025 and by its shareholders at the 2025 Annual General Meeting held on April 8, 2025. At the opening of trading on July 21, 2025, being the market effective date, the Class A Ordinary Shares began trading on a post-Share Consolidation basis on the Nasdaq Capital Market under the same symbol “TWG” but under a new CUSIP number G8945S110. The objective of the Share Consolidation was to enable our Company to regain compliance with Nasdaq Marketplace Rule 5550(a)(2) and maintain our listing on the Nasdaq Capital Market.

Upon effectiveness of the Share Consolidation, every 90 issued and outstanding Ordinary Shares of a par value of $0.0001 each were automatically consolidated into one issued and outstanding Ordinary Share of a par value of $0.009 each. No fractional shares were issued in connection with the Share Consolidation; any fractional shares that would have resulted were rounded up to the next whole number. The Share Consolidation was effected equally for all shareholders and did not alter any shareholder’s percentage ownership interest in the Company’s outstanding Ordinary Shares, except for adjustments resulting from the treatment of fractional shares.

On August 22, 2025, at the extraordinary general meeting of shareholders of our Company, our shareholders resolved to, amongst others, approve the increase of the authorized share capital of our Company from $50,000 divided into 5,000,000 Class A Ordinary Shares of par value $0.009 each and 555,556 Class B Ordinary Shares of par value $0.009 each to $19,800,000 divided into 2,000,000,000 Class A Ordinary Shares of par value $0.009 each and 200,000,000 Class B Ordinary Shares of par value $0.009 each. On the same day, our shareholders also resolved to adopt a second equity incentive plan (the “2025 Second Equity Incentive Plan” or the “Second Plan”) to attract, retain, and provide incentives to key management employees, directors and consultants of our Company and its affiliates, and to align the interests of such service providers with those of our Company’s shareholders. Pursuant to the Second Plan, 20% of the number of Class A Ordinary Shares issued as of an effective date to be determined by our Company’s board of directors in its sole discretion until December 31, 2026 will be reserved and made available for issuance pursuant to awards granted under the Second Plan.

As of the date of this prospectus, 580,029 Class A Ordinary Shares and 166,667 Class B Ordinary Shares were issued and outstanding.

Regulatory Developments in the PRC

Our Operating Subsidiary is located and operates its business in Hong Kong, a special administrative region of the PRC. Our Operating Subsidiary does not have operation in mainland China and is not regulated by any regulator in mainland China. As a result, the laws and regulations of mainland China do not currently have any material impact on our business, financial condition and results of operation.

However, due to long arm provisions under the current mainland China laws and regulations, there remain regulatory and legal uncertainty with respect to the implementation of laws and regulations of mainland China to Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the laws of the mainland China to Hong Kong and exercise significant direct influence and discretion over the operation of our operating subsidiary in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons.

In the event that we or our Hong Kong operating subsidiary were to become subject to laws and regulations of mainland China, the legal and operational risks associated in mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the mainland China, complex and evolving mainland China laws and regulations, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our operating subsidiary and us, given the substantial operations of our operating subsidiary in Hong Kong and the PRC government may exercise significant oversight over the conduct of business in Hong Kong.

The laws and regulations in the mainland China are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties, and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our operating subsidiary’s operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of mainland China laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty.

As a company mainly conducting business in Hong Kong, a special administrative region of China and our subsidiaries’ clients include mainland China residents, our subsidiaries’ business and our prospects, financial condition, and results of operations may be influenced to a significant degree by political, economic, and social conditions in China generally. The PRC government may intervene or influence the operations in mainland China of an offshore holding company at any time, which, if extended to our subsidiaries’ operations in Hong Kong, could result in a material adverse change to our subsidiaries’ operations. The PRC government has recently indicated an intent to exert more oversight and control over listings conducted overseas and/or foreign investment in issuers based in mainland China. For instance, on July 6, 2021, the relevant PRC governmental authorities promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities, which emphasized the need to strengthen the supervision over overseas listings by companies in mainland China. We cannot assure you that the oversight will not be extended to companies operating in Hong Kong like us and any such action may significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, result in a material adverse change to our subsidiaries’ business operations, including our subsidiaries’ Hong Kong operations, and damage our reputation.

We have no operations in mainland China. However, our operating subsidiary, or TW HK is located and operate in Hong Kong, a special administrative region of the PRC, there is no guarantee that if certain existing or future PRC laws become applicable to our subsidiaries, it will not have a material adverse impact on our subsidiaries’ business, financial condition and results of operations and/or our ability to offer or continue to offer securities to investors.

The PRC laws and regulations are evolving, and their enactment timetable, interpretation and implementation involve significant uncertainties. To the extent any PRC laws and regulations become applicable to our subsidiaries, we may be subject to the risks and uncertainties associated with the legal system in mainland China, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice.

We may also become subject to the PRC laws and regulations to the extent our subsidiaries commence business and customer facing operations in mainland China as a result of any future acquisition, expansion or organic growth. There is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded. It remains uncertain as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future, it remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our operating subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our operating subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

We may be subject to a variety of cybersecurity, data privacy, data protection, and other PRC laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as personal information and other data. These laws and regulations apply not only to third-party transactions, but also to transfers of information within our organization. These laws and regulations may restrict our subsidiaries’ business activities and require us and/or our subsidiaries to incur increased costs and efforts to comply, and any breach or noncompliance may subject us and/or our subsidiaries to proceedings against such entity(ies), damage our reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect our subsidiaries’ business and our financial condition and results of operations.

As the laws and regulations related to cybersecurity, data privacy, and data protection in mainland China where our subsidiaries do not have operations are relatively new and evolving, and their interpretation and application may be uncertain, it is still unclear if we and/or our subsidiaries may become subject to such new laws and regulations.

The PRC Data Security Law, or the Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. According to Article 2 of the Data Security Law, it applies to data processing activities within the territory of mainland China as well as data processing activities conducted outside the territory of mainland China which jeopardize the national interest or the public interest of China or the rights and interest of any PRC organization and citizens. Any entity failing to perform the obligations provided in the Data Security Law may be subject to orders to correct, warnings and penalties including ban or suspension of business, revocation of business licenses or other penalties. As of the date of this prospectus, we do not have any operation or maintain any office or personnel in mainland China, and we have not conducted any data processing activities which may endanger the national interest or the public interest of China or the rights and interest of any Chinese organization and citizens. Therefore, we do not believe that the Data Security Law is applicable to us.

On August 20, 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021. According to Article 3 of the Personal Information Protection Law, it is applied not only to personal information processing activities carried out in the territory of mainland China but also to personal information processing activities outside the mainland China for the purpose of offering products or services to domestic natural persons in the territory of mainland China. The offending entities could be ordered to correct, or to suspend or terminate the provision of services, and face confiscation of illegal income, fines or other penalties. As our subsidiaries’ services are provided in Hong Kong, Cayman Islands, British Virgin Islands and the U.S. rather than in the mainland China to clients worldwide, including but not limited to clients of mainland China who visit our offices in these locations, we take the view that we and our subsidiaries are not subject to the Personal Information Protection Law.

On July 7, 2022, the Cyberspace Administration of China (the “CAC”) issued the Measures for Security Assessment of Outbound Data Transfer, or the Measures, which took effect on September 1, 2022. According to the Measures, in addition to the self-risk assessment requirement for provision of any data outside mainland China, a data processor shall apply to the competent cyberspace department for data security assessment and clearance of outbound data transfer in any of the following events: (i) outbound transfer of important data by a data processor; (ii) outbound transfer of personal information by an operator of critical information infrastructure or a data processor which has processed more than one million users’ personal data; (iii) outbound transfer of personal information by a data processor which has made outbound transfers of more than one hundred thousand users’ personal information or more than ten thousand users’ sensitive personal information cumulatively since January 1 of the previous year; (iv) such other circumstances where ex-ante security assessment and evaluation of cross-border data transfer is required by the CAC. As of the date of this prospectus, we and our subsidiaries have not collected, stored, or managed any personal information in mainland China. therefore, we believe that the Measures is not applicable to us.

The Cybersecurity Review Measures jointly promulgated by the CAC and other relevant PRC governmental authorities on December 28, 2021 required that, among others, “critical information infrastructure” or network platform operators holding over one million users’ personal information to apply for a cybersecurity review before any public offering on a foreign stock exchange. However, this regulation is recently issued and there remain substantial uncertainties about its interpretation and implementation.

As of the date of this prospectus, we and our subsidiaries do not have any business operation or maintain any office or personnel in mainland China. We and our subsidiaries have not collected, stored, or managed any personal information in mainland China. Based on our inquiry with the China Cybersecurity Review Technology and Certification Center (the “CCRC”) and the assessment conducted by the management, we believe that we and our subsidiaries are not currently required to proactively apply to a cybersecurity review for this offering or follow-on offerings overseas, on the basis that (i) our subsidiaries are incorporated in Hong Kong, the British Virgin Islands, and other jurisdictions outside of mainland China and operate in Hong Kong without any subsidiary or variable interest entities (“VIE”) structure in mainland China, and we do not maintain any office or personnel in mainland China; (ii) except for the Basic Law, the National Laws do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation, and National Laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong, and PRC laws and regulations relating to data protection and cyber security have not been listed in Annex III as the date of this prospectus; (iii) our data processing activities are solely carried out by our overseas entities outside of mainland China for the purpose of offering products or services in Hong Kong and other jurisdictions outside of mainland China; (iv) we and our subsidiaries do not control more than one millions users’ personal information as of the date of this prospectus; (v) as of the date of this prospectus, we and our subsidiaries have not received any notice of identifying us as critical information infrastructure from any relevant PRC governmental authorities; (vi) as of the date of this prospectus, none of us or our subsidiaries have been informed by any PRC governmental authority of any requirement for a cybersecurity review; and (vii) based on our inquiry with the CCRC, the officer who provides cybersecurity review consultation service under CCRC believes that we are currently not required to apply to a cybersecurity review for our public offerings on a foreign stock exchange with the CAC because we neither currently have any operation in mainland China nor control more than one millions users’ personal information as of the date of this prospectus. Additionally, we believe that we and our subsidiaries are compliant with the regulations and policies that have been issued by the CAC to date and there was no material change to these regulations and policies. However, regulatory requirements on cybersecurity and data security in the mainland China are constantly evolving and can be subject to varying interpretations or significant changes, which may result in uncertainties about the scope of our responsibilities in that regard, and there can be no assurance that the relevant PRC governmental authorities, including the CAC, would reach the same conclusion as our PRC counsel. We will closely monitor and assess the implementation and enforcement of the Cybersecurity Review Measures. If the Cybersecurity Review Measures mandates clearance of cybersecurity and/or data security regulators and other specific actions to be completed by companies like us, we may face uncertainties as to whether we can meet such requirements timely, or at all.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which took effect on March 31, 2023. The Trial Measures requires companies in mainland China that seek to offer and list securities overseas, both directly and indirectly, to fulfill the filing procedures with the CSRC. According to the Trial Measures, the determination of the “indirect overseas offering and listing by companies in mainland China” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: (i) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by companies in mainland China; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. On the same day, the CSRC held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that (i) on or prior to the effective date of the Trial Measures, companies in mainland China that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges shall complete the filing before the completion of their overseas offering and listing; and (ii) companies in mainland China which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges and are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or stock exchange, but have not completed the indirect overseas listing, shall complete the overseas offering and listing before September 30,2023, and failure to complete the overseas listing within such six-month period will subject such companies to the filing requirements with the CSRC.

Based on the assessment conducted by the management, we are not subject to the Trial Measures, because we are incorporated in the Cayman Islands and our subsidiaries are incorporated in Hong Kong, the British Virgin Islands and other regions outside of mainland China and operate in Hong Kong without any subsidiary or VIE structure in mainland China, and we do not have any business operations or maintain any office or personnel in mainland China. However, as the Trial Measures and the supporting guidelines are newly published, there exists uncertainty with respect to the implementation and interpretation of the principle of “substance over form”. As of the date of this prospectus, there was no material change to these regulations and policies. If this offering and future follow-on offerings, and listing were later deemed as “indirect overseas offering and listing by companies in mainland China” under the Trial Measures, we may need to complete the filing procedures for our offering and future follow-on offerings, and listing. If we are subject to the filing requirements, we cannot assure you that we will be able to complete such filings in a timely manner or even at all.

Since these statements and regulatory actions are new, it is also highly uncertain in the interpretation and the enforcement of the above cybersecurity and overseas listing laws and regulation. There is no assurance that the relevant PRC governmental authorities would reach the same conclusion as us. If we and/or our subsidiaries are required to obtain approval or fillings from any governmental authorities, including the CAC and/or the CSRC, in connection with the listing or continued listing of our securities on a stock exchange outside of Hong Kong or mainland China, it is uncertain how long it will take for us and/or our subsidiaries to obtain such approval or complete such filing, and, even if we and our subsidiaries obtain such approval or complete such filing, the approval or filing could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from or complete the necessary filing procedure with the PRC governmental authorities to conduct offerings or list outside of Hong Kong or mainland China may subject us and/or our subsidiaries to sanctions imposed by the PRC governmental authorities, which could include fines and penalties, suspension of business, proceedings against us and/or our subsidiaries, and even fines on the controlling shareholder and other responsible persons, and our subsidiaries’ ability to conduct our business, our ability to invest into mainland China as foreign investments or accept foreign investments, or our ability to list on a U.S. or other overseas exchange may be restricted, and our subsidiaries’ business, and our reputation, financial condition, and results of operations may be materially and adversely affected.

Based on management’s internal assessment, we are not required to obtain permission or approval from Hong Kong authorities to operate our business or offer the securities being registered to foreign investors as of the date of this prospectus. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations.

Based on management’s internal assessment that our Company and our Operating Subsidiary currently have no material operations in the mainland China, management understands that as of the date of this prospectus, we are not required to obtain any permissions or approvals from mainland Chinese authorities to offer the securities being registered to foreign investors, including the CAC or the CSRC. We also understand that we are not required to obtain any permissions or approvals from any mainland Chinese authorities to operate our businesses as of the date of this prospectus. No permissions or approvals have been applied for by our Company or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

Implications of Being An Emerging Growth Company

As a company with less than $1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, we have elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least $1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our IPO; (iii) the date on which we have, during the preceding three-year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are incorporated in the Cayman Islands, and more than 50 percent of our outstanding voting securities are not directly or indirectly held by residents of the United States. Therefore, we are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance requirements. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Stock Market corporate governance requirements Currently, we do not plan to rely on home country practice with respect to our corporate governance. However, to the extent we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. Our business is subject to multiple risks and uncertainties, as more fully described in “Risk Factors” and elsewhere in this prospectus. We urge you to read “Risk Factors” and this prospectus in full. Our principal risks may be summarized as follows:

Risks Related to Doing Business in the Jurisdictions in which we Operate

●	All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Our Operating Subsidiary in Hong Kong may be subject to laws and regulations of the mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

●	The PRC government may intervene or influence the Hong Kong operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong-based issuers and we were to be subject to such oversight and control, it may result in a material adverse change to our subsidiaries’ business operations, including our subsidiaries’ operations in Hong Kong.

●	Our subsidiaries’ business, our financial condition and results of operations, and/or the value of our Class A Ordinary Shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected by existing or future PRC laws and regulations which may become applicable to our subsidiaries.

●	The PRC government may exert substantial influence and discretion over mainland China residents and the manner in which companies incorporated under the PRC laws must conduct their business activities. Through our subsidiaries, we are a Hong Kong-based company with no operations in mainland China, and mainland China residents may purchase our subsidiaries’ product in Hong Kong. If we were to become subject to such direct influence or discretion, it may result in a material change in our subsidiaries’ operations.

●	Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.

●	If we and/or our subsidiaries were to be required to comply with cybersecurity, data privacy, data protection, or any other PRC laws and regulations related to data and we and/or our subsidiaries cannot comply with such PRC laws and regulations, our subsidiaries’ business, financial condition, and results of operations may be materially and adversely affected.

●	If we and/or our subsidiaries were to be required to obtain any permission or approval from or complete any filing procedure with the China Securities Regulatory Commission (the “CSRC”), the CAC, or other PRC governmental authorities in connection with this offering or future follow-on offerings under PRC laws, we and/or our subsidiaries may be fined or subject to other sanctions, and our subsidiaries’ business and our reputation, financial condition, and results of operations may be materially and adversely affected.

●	Our Hong Kong subsidiaries may be subject to restrictions on paying dividends or making other payments to us, which may restrict their ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our Class A Ordinary Shares.

●	The Chinese government may intervene or influence our Chinese supplier and its exclusive overseas agent’s operations at any time, or may exert more control over how our PRC-based supplier operate their business or cooperate with us. This could result in a material change in our PRC-based supplier’s operations and indirectly the value of our Class A Ordinary Shares.

●	The Hong Kong legal system embodies uncertainties which could limit the legal protections available to our Operating Subsidiary.

●	Amid the ongoing tariff war between the United States and China as of the date of this prospectus, the Trump administration might proceed toward a removal of Chinese companies from American stock exchanges. Our shares may be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States, which will materially and adversely affect the value of your investment.

●	The current trade tension between the U.S. and the PRC may potentially have a negative impact on our business, financial condition and results of operations.

●	Changes and the downturn in the economic, political, or social conditions of Hong Kong, mainland China and other countries or changes to the government policies of Hong Kong and mainland China could have a material adverse effect on our business and operations.

Risks Related to this Offering

●	Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

●	This is a reasonable best efforts offering, with no minimum amount of Securities required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans, nor will investors in this offering receive a refund in the event that we do not sell an amount of Securities sufficient to pursue the business goals outlined in this prospectus.

●	Our management has broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.

●	There is no public market for the Class A Warrants sold in this offering.

●	The Class A Warrants are speculative in nature. Holders of the Class A Warrants offered hereby will have no rights as Class A Ordinary Shareholders with respect to Class A Ordinary Shares underlying such warrants until such holders exercise their warrants and acquire our Class A Ordinary Shares, except as otherwise provided in the the Class A Warrants.

●	We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

Risks Related to our Class A Ordinary Shares

In addition to the risks described above, we are subject to general risks relating to our Class A Ordinary Shares, including, but not limited to, the following:

●	Short selling may drive down the market price of our Class A Ordinary Shares.

●	Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares may view as beneficial.

●	The dual-class structure of our shares may adversely affect the trading market for our Class A Ordinary Shares.

●	We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

●	Our controlling shareholders have substantial influence over and our interests may not be aligned with the interests of our other shareholders.

●	The PCAOB may be unable to inspect or fully investigate our auditors as required under the Holding Foreign Companies Accountable Act, or the HFCAA, as amended. If the PCAOB is unable to conduct such inspections for two consecutive years, the SEC will prohibit the trading of our shares. The delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections.

●	The trading price of our Class A Ordinary Shares may be volatile, which could result in substantial losses to you.

●	Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

●	If securities or industry analysts do not publish or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Class A Ordinary Shares and trading volume could decline.

●	If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

●	Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our Board of Directors, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment.

●	Our board of directors may decline to register transfers of Class A Ordinary Shares in certain circumstances.

●	Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

●	We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. corporation.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

●	The enforcement of foreign civil liabilities in the Cayman Islands and Hong Kong is subject to certain conditions. Therefore, certain judgments obtained against us by our shareholders may be difficult to enforce in such jurisdictions.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

●	As a company incorporated in the Cayman Islands, we are permitted to adopt certain Cayman Islands’ practices in relation to corporate governance matters that differ significantly from the Nasdaq Capital Market listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Capital Market listing standards.

●	There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Class A Ordinary Shares to significant adverse United States income tax consequences.

●	We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

●	As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our Class A Ordinary Shares less attractive to investors.

●	We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Implications of the Holding Foreign Companies Accountable Act (the “HFCAA”)

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our current auditor, Audit Alliance LLP and previous auditor, Onestop Assurance PAC, the independent registered public accounting firm that issues the audit report for the fiscal years ended December 31, 2024 and 2023, is currently subject to PCAOB inspections and the PCAOB is able to inspect our auditor. Audit Alliance LLP and Onestop Assurance PAC, both headquartered in Singapore, have been inspected by the PCAOB on a regular basis. Each of our auditors is not headquartered in mainland China or Hong Kong and was not identified in the Determination Report as a firm subject to the PCAOB’s determination. Therefore, we believe that, as of the date of this prospectus, each of our auditors is not subject to the PCAOB determinations. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit Audit Alliance LLP or Onestop Assurance PAC to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PACOB expands the scope of the Determination so that we are subject to the HFCAA, as the same may be amended, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange. See “Risk Factors — Risks Related to Our Class A Ordinary Shares — The PCAOB may be unable to inspect or fully investigate our auditors as required under the Holding Foreign Companies Accountable Act, or the HFCAA, as amended. If the PCAOB is unable to conduct such inspections for two consecutive years, the SEC will prohibit the trading of our shares. The delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections.” We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected.

Corporate Information

Our principal executive offices are located at Units 714 & 715, 7F, Hong Kong Plaza, 188 Connaught Road West, Hong Kong. Our telephone number at this address is +852 36158567. Our registered office in the Cayman Islands is located at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. We have maintained our website at https://www.imperialcristalcaviar.com/ and https://ir.imperialcristalcaviar.com. The information contained on our website is not a part of this this prospectus.

THE OFFERING

Issuer	Top Wealth Group Holding Limited

Class A Ordinary Shares offered by us

Up to 1,041,666 Class A Ordinary Shares at an assumed combined public offering price of $6.72 per Class A Ordinary Share and accompanying Class A Warrants, which is based on the last sale price of our Class A Ordinary Shares as reported by Nasdaq on October 7, 2025.

Class A Warrants Offered by us

The Class A Warrants will have an exercise price of $6.72 per Class A Ordinary Share. The Series A Class A Warrants will expire on the five-year anniversary of the original issuance date. The Series B Class A Warrants will expire on the eighteen-month anniversary of the original issuance date. The Class A Warrants will be immediately exercisable upon issuance.

The Class A Ordinary Shares and the accompanying Class A Warrants, as the case may be, can only be purchased together in this offering but will be issued separately.

To better understand the terms of the Class A Warrants, you should carefully read the “Description of Securities We Are Offering” section of this prospectus. You should also read the forms of Class A Warrants, which will be filed as exhibits to the registration statement that includes this prospectus. This prospectus also relates to the offering of the Class A Ordinary Shares issuable upon exercise of the Class A Warrants.

Ordinary Shares issued and outstanding prior to this offering:	580,029 Class A Ordinary Shares and 166,667 Class B Ordinary Shares

Ordinary Shares outstanding immediately after this offering(1)	Up to 1,621,695 Class A Ordinary Shares, assuming no exercise of the Class A Warrants being offered in this offering.

Use of proceeds

We estimate that the net proceeds of this offering, after deducting placement agent fees and estimated offering expenses payable by us, will be approximately $6,135,684, assuming no exercise of the Class A Warrants. We intend to use the net proceeds from this Offering for general corporate and working capital purposes.

See “Use of Proceeds” on page 39 for additional information.

Listing	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “TWG.”

Risk factors	See “Risk Factors” beginning on page 15 for a discussion of risks you should carefully consider before investing in our Class A Ordinary Shares.

Lock-up Agreements

The Company and our directors and officers and each holder of our Class A Ordinary Shares holding 5% or more of the Company’s issued and outstanding shares of Class A Ordinary Shares, have agreed with the placement agent, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of sixty (60) days after the closing of this offering. See “Plan of Distribution” for more information.

Nasdaq Listing

Our Class A Ordinary Shares are listed on Nasdaq under the symbol “TWG.” We do not intend to apply for the listing of Class A Warrants on any national securities exchange or other trading system. Without an active trading market, the liquidity of the Class A Warrants will be limited.

(1)	The number of Class A Ordinary Shares to be outstanding after this offering is based on 580,029 Class A Ordinary Shares and 166,667 Class B Ordinary Shares outstanding as of August 31, 2025. The number of Class A Ordinary Shares equal to 20% of the number of Class A Ordinary Shares issued as of an effective date to be determined by our Company’s board of directors in its sole discretion prior to December 31, 2026, are reserved and made available for issuance pursuant to awards granted under the 2025 Second Equity Incentive Plan. Our board of directors has not determined such date as of the filing of this prospectus.

Unless otherwise indicated, the information in this prospectus, including the number of Class A Ordinary Shares outstanding after this offering, does not reflect any exercise of the Class A Warrants in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, as well as risk factors and other information set forth in this prospectus and which is incorporated by reference in our most recent Annual Report on Form 20-F. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Class A Ordinary Shares to decline, resulting in a loss of all or part of your investment.

Risks Related to Doing Business in the Jurisdictions in which We Operate

All of our operations are in Hong Kong. However, due to the long arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Our Operating Subsidiary in Hong Kong may be subject to laws and regulations of mainland China, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Our Operating Subsidiary is located and operates its business in Hong Kong, a special administrative region of the PRC. Our Operating Subsidiary does not have operation in mainland China and is not regulated by any regulator in mainland China. As a result, the laws and regulations of mainland China do not currently have any material impact on our business, financial condition and results of operation. Furthermore, except for the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), national laws of mainland China (“National Laws”) do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long arm provisions under the current mainland China laws and regulations, there remain regulatory and legal uncertainty with respect to the implementation of laws and regulations of mainland China to Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the laws of the mainland China to Hong Kong and exercise significant direct influence and discretion over the operation of our operating subsidiary in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons.

In the event that we or our Hong Kong operating subsidiary were to become subject to laws and regulations of mainland China, the legal and operational risks associated in mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the mainland China, complex and evolving mainland China laws and regulations, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our operating subsidiary and us, given the substantial operations of our operating subsidiary in Hong Kong and the PRC government may exercise significant oversight over the conduct of business in Hong Kong.

The laws and regulations in the mainland China are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties, and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our operating subsidiary’s operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of mainland China laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The laws, regulations, and other government directives in mainland China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention;

●	cause devaluation of our securities or delisting; and,

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

The PRC government may intervene or influence the Hong Kong operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in Hong Kong-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong-based issuers and we were to be subject to such oversight and control, it may result in a material adverse change to our subsidiaries’ business operations, including our subsidiaries’ operations in Hong Kong.

As a company mainly conducting business in Hong Kong, a special administrative region of China and our subsidiaries’ clients include mainland China residents, our subsidiaries’ business and our prospects, financial condition, and results of operations may be influenced to a significant degree by political, economic, and social conditions in China generally. The PRC government may intervene or influence the operations in mainland China of an offshore holding company at any time, which, if extended to our subsidiaries’ operations in Hong Kong, could result in a material adverse change to our subsidiaries’ operations. The PRC government has recently indicated an intent to exert more oversight and control over listings conducted overseas and/or foreign investment in issuers based in mainland China. For instance, on July 6, 2021, the relevant PRC governmental authorities promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities, which emphasized the need to strengthen the supervision over overseas listings by companies in mainland China. We cannot assure you that the oversight will not be extended to companies operating in Hong Kong like us and any such action may significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, result in a material adverse change to our subsidiaries’ business operations, including our subsidiaries’ Hong Kong operations, and damage our reputation.

Our subsidiaries’ business, our financial condition and results of operations, and/or the value of our Class A Ordinary Shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected by existing or future PRC laws and regulations which may become applicable to our subsidiaries.

We have no operations in mainland China. However, our operating subsidiary, or TW HK is located and operate in Hong Kong, a special administrative region of the PRC, there is no guarantee that if certain existing or future PRC laws become applicable to our subsidiaries, it will not have a material adverse impact on our subsidiaries’ business, financial condition and results of operations and/or our ability to offer or continue to offer securities to investors.

Except for the Basic Law, National Laws do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National Laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. PRC laws and regulations relating to data protection, cyber security and the anti-monopoly have not been listed in Annex III and thus they may not apply directly to Hong Kong.

The PRC laws and regulations are evolving, and their enactment timetable, interpretation and implementation involve significant uncertainties. To the extent any PRC laws and regulations become applicable to our subsidiaries, we may be subject to the risks and uncertainties associated with the legal system in mainland China, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice.

We may also become subject to the PRC laws and regulations to the extent our subsidiaries commence business and customer facing operations in mainland China as a result of any future acquisition, expansion or organic growth. There is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded. It remains uncertain as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future, it remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our operating subsidiary located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our operating subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

The PRC government may exert substantial influence and discretion over mainland China residents and the manner in which companies incorporated under the PRC laws must conduct their business activities. Through our subsidiaries, we are a Hong Kong-based company with no operations in mainland China, and mainland China residents may purchase our subsidiaries’ product in Hong Kong. If we were to become subject to such direct influence or discretion, it may result in a material change in our subsidiaries’ operations.

We currently have no operations in mainland China. Our principal executive offices are located, and our subsidiaries operate, in Hong Kong, a special administrative region of China. In addition, we do not solicit any client or collect, store or process in mainland China any personal data of any client. As of the date of this prospectus, the PRC government has not exerted direct influence and discretion over the manner in which our subsidiaries conduct their business activities outside of mainland China. However, there is no guarantee that we will not be subject to such direct influence or discretion in the future due to changes in laws or other unforeseeable reasons or as a result of our expansion or acquisition of operations in mainland China, considering our subsidiaries’ clients include residents of mainland China.

The legal system of mainland China is evolving rapidly and the PRC laws, regulations, and rules may change quickly with little advance notice. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of these decisions, the interpretation of these laws, rules and regulations may contain inconsistences, the enforcement of which involves uncertainties. The PRC government may exercise substantial control over many sectors of the economy in mainland China through regulation and/or state ownership. Government actions have had, and may continue to have, a significant effect on economic conditions in mainland China and businesses which are subject to such government actions.

If we or our subsidiaries to become subject to the direct intervention or influence of the PRC government at any time due to changes in laws or other unforeseeable reasons or as a result of our development, expansion or acquisition of operations in mainland China, it may require a material change in our subsidiaries’ operations and/or result in increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us and limit the legal protections available to you and us.

The Hong Kong subsidiary was formed under and are governed by the laws of the Hong Kong, however, we may be subject to the uncertainties of PRC legal system. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference, but have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. As a significant part of our business is conducted in Hong Kong, our operations may be governed by PRC laws and regulations. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other PRC government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

Furthermore, if China adopts more stringent standards with respect to environmental protection or corporate social responsibilities, we may incur increased compliance costs or become subject to additional restrictions in our operations. Intellectual property rights and confidentiality protections in China may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on our business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you. Moreover, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

If we and/or our subsidiaries were to be required to comply with cybersecurity, data privacy, data protection, or any other PRC laws and regulations related to data and we and/or our subsidiaries cannot comply with such PRC laws and regulations, our subsidiaries’ business, financial condition, and results of operations may be materially and adversely affected.

We may be subject to a variety of cybersecurity, data privacy, data protection, and other PRC laws and regulations related to data, including those relating to the collection, use, sharing, retention, security, disclosure, and transfer of confidential and private information, such as personal information and other data. These laws and regulations apply not only to third-party transactions, but also to transfers of information within our organization. These laws and regulations may restrict our subsidiaries’ business activities and require us and/or our subsidiaries to incur increased costs and efforts to comply, and any breach or noncompliance may subject us and/or our subsidiaries to proceedings against such entity(ies), damage our reputation, or result in penalties and other significant legal liabilities, and thus may materially and adversely affect our subsidiaries’ business and our financial condition and results of operations.

As the laws and regulations related to cybersecurity, data privacy, and data protection in mainland China where our subsidiaries do not have operations are relatively new and evolving, and their interpretation and application may be uncertain, it is still unclear if we and/or our subsidiaries may become subject to such new laws and regulations.

The PRC Data Security Law, or the Data Security Law, which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. According to Article 2 of the Data Security Law, it applies to data processing activities within the territory of mainland China as well as data processing activities conducted outside the territory of mainland China which jeopardize the national interest or the public interest of China or the rights and interest of any PRC organization and citizens. Any entity failing to perform the obligations provided in the Data Security Law may be subject to orders to correct, warnings and penalties including ban or suspension of business, revocation of business licenses or other penalties. As of the date of this prospectus, we do not have any operation or maintain any office or personnel in mainland China, and we have not conducted any data processing activities which may endanger the national interest or the public interest of China or the rights and interest of any Chinese organization and citizens. Therefore, we do not believe that the Data Security Law is applicable to us.

On August 20, 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law, which integrates the scattered rules with respect to personal information rights and privacy protection and took effect on November 1, 2021. According to Article 3 of the Personal Information Protection Law, it is applied not only to personal information processing activities carried out in the territory of mainland China but also to personal information processing activities outside the mainland China for the purpose of offering products or services to domestic natural persons in the territory of mainland China. The offending entities could be ordered to correct, or to suspend or terminate the provision of services, and face confiscation of illegal income, fines or other penalties. As our subsidiaries’ services are provided in Hong Kong, Cayman Islands, British Virgin Islands and the U.S. rather than in the mainland China to clients worldwide, including but not limited to clients of mainland China who visit our offices in these locations, we take the view that we and our subsidiaries are not subject to the Personal Information Protection Law.

On July 7, 2022, the Cyberspace Administration of China (the “CAC”) issued the Measures for Security Assessment of Outbound Data Transfer, or the Measures, which took effect on September 1, 2022. According to the Measures, in addition to the self-risk assessment requirement for provision of any data outside mainland China, a data processor shall apply to the competent cyberspace department for data security assessment and clearance of outbound data transfer in any of the following events: (i) outbound transfer of important data by a data processor; (ii) outbound transfer of personal information by an operator of critical information infrastructure or a data processor which has processed more than one million users’ personal data; (iii) outbound transfer of personal information by a data processor which has made outbound transfers of more than one hundred thousand users’ personal information or more than ten thousand users’ sensitive personal information cumulatively since January 1 of the previous year; (iv) such other circumstances where ex-ante security assessment and evaluation of cross-border data transfer is required by the CAC. As of the date of this prospectus, we and our subsidiaries have not collected, stored, or managed any personal information in mainland China. therefore, we believe that the Measures is not applicable to us.

However, given the recency of the issuance of the above PRC laws and regulations related to cybersecurity and data privacy, we and our subsidiaries still face uncertainties regarding the interpretation and implementation of these laws and regulations and we could not rule out the possibility that any PRC governmental authorities may subject us and/or our subsidiaries to such laws and regulations in the future. If they are deemed to be applicable to us and/or our subsidiaries, we cannot assure you that we and our subsidiaries will be compliant with such new regulations in all respects, and we and/or our subsidiaries may be ordered to rectify and terminate any actions that are deemed illegal by the PRC governmental authorities and become subject to fines and other government sanctions, which may materially and adversely affect our subsidiaries’ business and our financial condition and results of operations.

If we and/or our subsidiaries were to be required to obtain any permission or approval from or complete any filing procedure with the China Securities Regulatory Commission (the “CSRC”), the CAC, or other PRC governmental authorities in connection with this offering or future follow-on offerings under PRC laws, we and/or our subsidiaries may be fined or subject to other sanctions, and our subsidiaries’ business and our reputation, financial condition, and results of operations may be materially and adversely affected.

The Cybersecurity Review Measures jointly promulgated by the CAC and other relevant PRC governmental authorities on December 28, 2021 required that, among others, “critical information infrastructure” or network platform operators holding over one million users’ personal information to apply for a cybersecurity review before any public offering on a foreign stock exchange. However, this regulation is recently issued and there remain substantial uncertainties about its interpretation and implementation.

As of the date of this prospectus, we and our subsidiaries do not have any business operation or maintain any office or personnel in mainland China. We and our subsidiaries have not collected, stored, or managed any personal information in mainland China. Based on our inquiry with the China Cybersecurity Review Technology and Certification Center (the “CCRC”) and the assessment conducted by the management, we believe that we and our subsidiaries are not currently required to proactively apply to a cybersecurity review for this offering or follow-on offerings overseas, on the basis that (i) our subsidiaries are incorporated in Hong Kong, the British Virgin Islands, and other jurisdictions outside of mainland China and operate in Hong Kong without any subsidiary or variable interest entities (“VIE”) structure in mainland China, and we do not maintain any office or personnel in mainland China; (ii) except for the Basic Law, the National Laws do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation, and National Laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong, and PRC laws and regulations relating to data protection and cyber security have not been listed in Annex III as the date of this prospectus; (iii) our data processing activities are solely carried out by our overseas entities outside of mainland China for the purpose of offering products or services in Hong Kong and other jurisdictions outside of mainland China; (iv) we and our subsidiaries do not control more than one millions users’ personal information as of the date of this prospectus; (v) as of the date of this prospectus, we and our subsidiaries have not received any notice of identifying us as critical information infrastructure from any relevant PRC governmental authorities; (vi) as of the date of this prospectus, none of us or our subsidiaries have been informed by any PRC governmental authority of any requirement for a cybersecurity review; and (vii) based on our inquiry with the CCRC, the officer who provides cybersecurity review consultation service under CCRC believes that we are currently not required to apply to a cybersecurity review for our public offerings on a foreign stock exchange with the CAC because we neither currently have any operation in mainland China nor control more than one millions users’ personal information as of the date of this prospectus. Additionally, we believe that we and our subsidiaries are compliant with the regulations and policies that have been issued by the CAC to date and there was no material change to these regulations and policies. However, regulatory requirements on cybersecurity and data security in the mainland China are constantly evolving and can be subject to varying interpretations or significant changes, which may result in uncertainties about the scope of our responsibilities in that regard, and there can be no assurance that the relevant PRC governmental authorities, including the CAC, would reach the same conclusion as our PRC counsel. We will closely monitor and assess the implementation and enforcement of the Cybersecurity Review Measures. If the Cybersecurity Review Measures mandates clearance of cybersecurity and/or data security regulators and other specific actions to be completed by companies like us, we may face uncertainties as to whether we can meet such requirements timely, or at all.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which took effect on March 31, 2023. The Trial Measures requires companies in mainland China that seek to offer and list securities overseas, both directly and indirectly, to fulfill the filing procedures with the CSRC. According to the Trial Measures, the determination of the “indirect overseas offering and listing by companies in mainland China” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: (i) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by companies in mainland China; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. On the same day, the CSRC held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that (i) on or prior to the effective date of the Trial Measures, companies in mainland China that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges shall complete the filing before the completion of their overseas offering and listing; and (ii) companies in mainland China which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges and are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or stock exchange, but have not completed the indirect overseas listing, shall complete the overseas offering and listing before September 30,2023, and failure to complete the overseas listing within such six-month period will subject such companies to the filing requirements with the CSRC.

Based on the assessment conducted by the management, we are not subject to the Trial Measures, because we are incorporated in the Cayman Islands and our subsidiaries are incorporated in Hong Kong, the British Virgin Islands and other regions outside of mainland China and operate in Hong Kong without any subsidiary or VIE structure in mainland China, and we do not have any business operations or maintain any office or personnel in mainland China. However, as the Trial Measures and the supporting guidelines are newly published, there exists uncertainty with respect to the implementation and interpretation of the principle of “substance over form”. As of the date of this prospectus, there was no material change to these regulations and policies. If this offering and future follow-on offerings, and listing were later deemed as “indirect overseas offering and listing by companies in mainland China” under the Trial Measures, we may need to complete the filing procedures for our offering and future follow-on offerings, and listing. If we are subject to the filing requirements, we cannot assure you that we will be able to complete such filings in a timely manner or even at all.

Since these statements and regulatory actions are new, it is also highly uncertain in the interpretation and the enforcement of the above cybersecurity and overseas listing laws and regulation. There is no assurance that the relevant PRC governmental authorities would reach the same conclusion as us. If we and/or our subsidiaries are required to obtain approval or fillings from any governmental authorities, including the CAC and/or the CSRC, in connection with the listing or continued listing of our securities on a stock exchange outside of Hong Kong or mainland China, it is uncertain how long it will take for us and/or our subsidiaries to obtain such approval or complete such filing, and, even if we and our subsidiaries obtain such approval or complete such filing, the approval or filing could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from or complete the necessary filing procedure with the PRC governmental authorities to conduct offerings or list outside of Hong Kong or mainland China may subject us and/or our subsidiaries to sanctions imposed by the PRC governmental authorities, which could include fines and penalties, suspension of business, proceedings against us and/or our subsidiaries, and even fines on the controlling shareholder and other responsible persons, and our subsidiaries’ ability to conduct our business, our ability to invest into mainland China as foreign investments or accept foreign investments, or our ability to list on a U.S. or other overseas exchange may be restricted, and our subsidiaries’ business, and our reputation, financial condition, and results of operations may be materially and adversely affected.

Our Hong Kong subsidiaries may be subject to restrictions on paying dividends or making other payments to us, which may restrict their ability to satisfy liquidity requirements, conduct business and pay dividends to holders of our Class A Ordinary Shares.

We are a holding company incorporated in the Cayman Islands with the majority of our operations in Hong Kong. Accordingly, most of our cash is maintained in Hong Kong dollars. We rely in part on dividends from our Hong Kong subsidiaries for our cash and financing requirements, such as the funds necessary to service any debt we may incur.

There is currently no restriction or limitation under the laws of Hong Kong on the conversion of Hong Kong dollars into foreign currencies and the transfer of currencies out of Hong Kong and the foreign currency regulations of mainland China do not currently have any material impact on the transfer of cash between us and our Hong Kong subsidiaries. However, there is a possibility that certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to our Hong Kong subsidiaries in the future and the PRC government may prevent our cash maintained in Hong Kong from leaving or restrict the deployment of the cash into our business or for the payment of dividends in the future. Any such controls or restrictions, if imposed in the future and to the extent cash is generated in our Hong Kong subsidiaries and to the extent assets (other than cash) in our business are located in Hong Kong or held by a Hong Kong entity and may need to be used to fund operations outside of Hong Kong, may adversely affect our ability to finance our cash requirements, service debt or make dividend or other distributions to our shareholders. Furthermore, there can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization, which could result in an inability or prohibition on making transfers or distributions to entities outside of Hong Kong and adversely affect our business.

The Chinese government may intervene or influence our Chinese supplier and its exclusive overseas agent’s operations at any time, or may exert more control over how our PRC-based supplier operate their business or cooperate with us. This could result in a material change in our PRC-based supplier’s operations and indirectly the value of our Class A Ordinary Shares.

We rely on one PRC-based sturgeon farm for our supply of caviar, with which we entered into supplier agreement through its exclusive overseas agent. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the Chinese government to which our PRC-based supplier and its exclusive overseas agent is subject to may change rapidly and with little advance notice. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and may be inconsistent with our supplier or its exclusive overseas agent’s current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our supplier’s development;

●	result in negative publicity or increase our supplier’s operating costs;

●	require significant management time and attention; and/or

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our supplier’s business, including fines assessed for our supplier’s current or historical operations, or demands or orders that our supplier modifies or even ceases their business practices.

The PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. These regulatory actions and statements emphasize the need to strengthen the administration over illegal securities activities and the supervision of China-based companies seeking overseas listings. Additionally, companies are required to undergo a cybersecurity review if they hold large amounts of data related to issues of national security, economic development or public interest before carrying our mergers, restructuring or splits that affect or may affect national security. These statements were recently issued and their official guidance and interpretation remain unclear at this time.

The PRC government may intervene or influence our PRC-based supplier’s operations at any time and may exert more control over offerings conducted overseas and foreign investment in China-based companies, which may result in a material change in our PRC-based operations. Any legal or regulatory changes that restrict or otherwise unfavorably impact our PRC-based supplier’s ability to conduct their business could decrease demand for their services, reduce revenues, increase costs, require them to obtain more licenses, permits, approvals or certificates, or subject them to additional liabilities. To the extent any new or more stringent measures are implemented, our supplier’s and our business, financial condition and results of operations could be adversely affected, and the value of our Class A Ordinary Shares could decrease or become worthless.

The Hong Kong legal system embodies uncertainties which could limit the legal protections available to our Operating Subsidiary.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current principles and policies regarding Hong Kong will remain unchanged for 50 years. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system.

On July 14, 2020, the President of the U.S., Mr. Donald Trump, signed the Hong Kong Autonomy Act and an executive order to remove the preferential trade status of Hong Kong, pursuant to § 202 of the United States-Hong Kong Policy Act of 1992. The U.S. government has determined that Hong Kong is no longer sufficiently autonomous to justify preferential treatment in relation to the PRC, especially with the issuance of the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) on July 1, 2020. Hong Kong will now be treated as mainland China, in terms of visa application, academic exchange, tariffs and trading, etc. According to § 3(c) of the executive order issued on July 14, 2020, the license exception for exports and re-exports to Hong Kong and transfer within the PRC is revoked, while exports of defense items are banned. On the other hand, the existing punitive tariffs the U.S. imposed on the mainland China will also be applied to Hong Kong exports. Losing its special status, Hong Kong’s competitiveness as a food trading hub may deteriorate in the future as its tax benefits as a result of preferential situation no longer exists and companies might prefer exporting through other cities. The level of activities of domestic exports and re-exports and other trading activities in Hong Kong may decline owing to the tariff being imposed on Hong Kong exports and the export restriction. In the event that Hong Kong loses its position as a food trading hub in Asia, the demand for food export or re-export from Hong Kong and thus our business, financial conditions and results of operations, may be adversely affected. According to the Hong Kong Policy Act Report issued by the Department of State in 2021, 2022 and 2023, since July 2020, the suspension of an agreement concerning surrender of fugitive offenders and the terminations of an agreement concerning transfer of sentenced persons and an agreement concerning certain reciprocal tax exemptions, there were no terminations pursuant to § 202(d) of the United States-Hong Kong Policy Act of 1992 or determinations under § 201(b) up to the date of this prospectus. The executive order to remove the preferential trade status of Hong Kong remains in effect. Since July 2020 and as of the date of this prospectus, the removal of the preferential trade status of Hong Kong did not have a material impact on our business and operations.

Amid the ongoing tariff war between the United States and China as of the date of this prospectus, the Trump administration might proceed toward a removal of Chinese companies from American stock exchanges. Our shares may be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States, which will materially and adversely affect the value of your investment.

Rising political tensions could reduce levels of trades, investments, technological exchanges, and other economic activities between the two major economies. Besides, China is also facing the challenges of technological blockade and the economic decoupling between the U.S. and China. Any of these factors could have a material adverse effect on our business, prospects, financial condition and results of operations. Such tensions between the United States and China, and any escalation thereof, may have a negative impact on the general, economic, political, and social conditions in China.

Current and future actions or escalations by either United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our business, financial condition and results of operations, and we cannot provide any assurance as to whether such actions will occur or the form that they may take. Amid the ongoing tariff war between the United States and China as of the date of this prospectus, the Trump administration might proceed toward a removal of Chinese companies from American stock exchanges. Our shares may be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States, which will materially and adversely affect the value of your investment.

The current trade tension between the U.S. and the PRC may potentially have a negative impact on our business, financial condition and results of operations.

The U.S. government has imposed, and has proposed to impose additional, new or higher tariffs on specified products imported from PRC to penalize PRC for what it characterizes as unfair trade practices. PRC has responded by imposing, and proposing to impose additional, new or higher tariffs on specified products imported from the U.S. Certain tariffs have already been adopted by both sides, and the two countries often meet to negotiate arrangements that would include the decreasing or removal of tariffs, but we cannot assure you that the negotiations will be successful in reducing tariffs or that other tariffs will not be imposed, even if an agreement will be reached. In addition, any further escalation in trade tensions between PRC and the United States or a trade war, or the perception that such escalation or trade war could occur, may have negative impact on the economies of not only the two countries concerned, but the global economy as a whole.

Although we are currently not subject to any of those tariff measures, the proposed tariffs may adversely affect the economic growth in mainland China, Hong Kong and other markets in which we operate, as well as the financial condition of our customers. With the potential decrease in the spending power of our target customers, we cannot guarantee that there will be no negative impact on our operations. In addition, the current and future actions or escalations by either the U.S. or PRC that affect trade relations may cause global economic turmoil and potentially have a negative impact on our business, financial condition and results of operations, and we cannot provide any assurance as to whether such actions will occur or the form that they may take.

Changes and the downturn in the economic, political, or social conditions of Hong Kong, mainland China and other countries or changes to the government policies of Hong Kong and mainland China could have a material adverse effect on our business and operations.

Our operations are located in Hong Kong. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and mainland China generally. Economic conditions in Hong Kong are sensitive to mainland China and the global economic conditions. Any major changes to Hong Kong’s social and political landscape will have a material impact on our business.

The mainland China economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the economy in the mainland China has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on Hong Kong and us.

Furthermore, on July 14, 2020, the former President of the U.S., Mr. Donald Trump, signed the Hong Kong Autonomy Act and an executive order to remove the preferential trade status of Hong Kong, pursuant to § 202 of the United States-Hong Kong Policy Act of 1992. The U.S. government has determined that Hong Kong is no longer sufficiently autonomous to justify preferential treatment in relation to the PRC, especially with the issuance of the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) on July 1, 2020. Hong Kong will now be treated as mainland China, in terms of visa application, academic exchange, tariffs and trading, etc. According to § 3(c) of the executive order issued on July 14, 2020, the license exception for exports and re-exports to Hong Kong and transfer within the PRC is revoked, while exports of defense items are banned. On the other hand, the existing punitive tariffs the U.S. imposed on the mainland China will also be applied to Hong Kong exports. Losing its special status, Hong Kong’s competitiveness as a food trading hub may deteriorate in the future as its tax benefits as a result of preferential situation no longer exists and companies might prefer exporting through other cities. The level of activities of domestic exports and re-exports and other trading activities in Hong Kong may decline owing to the tariff being imposed on Hong Kong exports and the export restriction.

In the event that Hong Kong loses its position as a food trading hub in Asia, the demand for food export or re-export from Hong Kong and thus our business, financial conditions and results of operations, may be adversely affected. According to the Hong Kong Policy Act Report issued by the Department of State in 2021, 2022 and 2023, since July 2020, the suspension of an agreement concerning surrender of fugitive offenders and the terminations of an agreement concerning transfer of sentenced persons and an agreement concerning certain reciprocal tax exemptions, there were no terminations pursuant to § 202(d) of the United States-Hong Kong Policy Act of 1992 or determinations under § 201(b) up to the date of this registration statement. The executive order to remove the preferential trade status of Hong Kong remains in effect. Since July 2020 and as of the date of this registration statement, the removal of the preferential trade status of Hong Kong did not have a material impact on our business and operations.

Additionally, the outbreak of war in Ukraine in 2022 has already affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial conditions, liquidity and business outlook of our business.

Risks Related to this Offering

Purchasers who purchase our securities in this offering pursuant to a securities purchase agreement may have rights not available to purchasers that purchase without the benefit of a securities purchase agreement.

In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers that enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract provides those investors with the means to enforce the covenants uniquely available to them under the securities purchase agreement including: (i) timely delivery of securities; (ii) agreement to not enter into variable rate financings for one (1) year from closing, subject to certain exceptions; (iii) agreement to not enter into any financings for forty-five (45) days from closing, subject to certain exceptions; and (iv) indemnification for breach of contract.

This is a reasonable best efforts offering, with no minimum amount of Securities required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans, nor will investors in this offering receive a refund in the event that we do not sell an amount of Securities sufficient to pursue the business goals outlined in this prospectus.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the Securities in this offering. The Placement Agent has no obligation to buy any of the Securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the Securities. We may sell fewer than all of the Securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Securities sufficient to support our business goals and continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional capital may not be available or available on terms acceptable to us, or at all.

There is no required minimum number of Securities that must be sold as a condition to completion of this offering, and we have not, nor will we, establish an escrow account in connection with this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in us, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of Securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

Our management has broad discretion to determine how to use the funds raised in this offering and may use them in ways that may not enhance our results of operations or the price of our Class A Ordinary Shares.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition, fail to improve our results of operations, and/or fail to enhance the market price of our Class A Ordinary Shares. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this prospectus, our management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

There is no public market for the Class A Warrants sold in this offering.

There is no established public trading market for the Class A Warrants being sold in this offering. We will not list the Class A Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Therefore, we do not expect a market to ever develop for the Class A Warrants. Without an active market, the liquidity of the Class Warrants will be limited.

The Class A Warrants are speculative in nature. Holders of the Class A Warrants offered hereby will have no rights as Class A Ordinary Shareholders with respect to Class A Ordinary Shares underlying such warrants until such holders exercise their warrants and acquire our Class A Ordinary Shares, except as otherwise provided in the Class A Warrants.

The Class A Warrants do not confer any rights of Class A Ordinary Share ownership on their holders, such as voting rights or the right to receive dividends, but merely represent the right to acquire Class A Ordinary Shares at a fixed price. Commencing on the date of issuance, holders of the Class A Warrants may exercise their right to acquire the underlying Class A Ordinary Shares and pay the respective stated warrant exercise price per Class A Ordinary Share. Following this offering, the market value of the Class A Warrants is uncertain and there can be no assurance that the market value of the Class A Warrants, if any, will equal or exceed their combined public offering prices. There can be no assurance that the market price of the Class A Ordinary Shares will ever equal or exceed the exercise price of the Class A Warrants, and consequently, whether it will ever be profitable for holders of Class A Warrants to exercise the Class A Warrants.

Until holders of the Class A Warrants acquire Class A Ordinary Shares upon exercise thereof, holders of such Class A Warrants will have no rights with respect to Class A Ordinary Shares, except as provided in the Class A Warrants. Upon exercise of the Class A Warrants, such holders will be entitled to the rights of a Class A Ordinary Shareholder only as to matters for which the record date occurs after the exercise date.

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of the offering. We currently intend to use the net proceeds, if any, from this offering for working capital and general corporate purposes. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our Class A Ordinary Shares or other securities. See the section of this prospectus titled “Use of Proceeds” on page 39.

Risks Related to our Class A Ordinary Shares

Short selling may drive down the market price of our Class A Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we would have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares may view as beneficial.

We have a dual-class share structure such that our Ordinary Shares consist of Class A Ordinary Shares and Class B Ordinary Shares with disparate voting powers. In respect of matters requiring the votes of shareholders, holders of Class A Ordinary Shares will be entitled to one vote per share, while holders of Class B ordinary shares will be entitled to thirty (30) votes per share based on our dual-class share structure.

Through Winwin Development Group Limited, Mr. Kim Kwan Kings, WONG owned 57,334 Class A Ordinary Shares, representing approximately 9.88% of our issued and outstanding 580,029 Class A Ordinary Shares and owned 166,667 Class B Ordinary Shares, representing 100% of our issued and outstanding 166,667 Class B Ordinary Shares, and representing 90.63% voting rights as of the date of this prospectus and 76.38% voting rights after this offering, assuming 1,041,666 Class A Ordinary Shares are offered at an assumed combined public offering price of $6.72 per Class A Ordinary Share. As a result of the dual-class share structure and the concentration of ownership, holders of Class B Ordinary Shares will have considerable influence over matters such as decisions regarding amendment of organizational documents, mergers and consolidations, election of directors and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their Class A Ordinary Shares as part of a sale of our company and may reduce the price of our Class A Ordinary Shares. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares may view as beneficial.

The dual-class structure of our shares may adversely affect the trading market for our Class A Ordinary Shares.

S&P Dow Jones and FTSE Russell have announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our shares may prevent the inclusion of Class A Ordinary Shares in such indices and may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our Class A Ordinary Shares. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A Ordinary Shares.

We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are, and will continue to be, a “controlled company” as defined under corporate governance rules of Nasdaq Stock Market, because Mr. Kim Kwan Kings, WONG, our CEO and Chairman of the Board, beneficially owned approximately 12.59% of our issued and outstanding Class A Ordinary Shares and 100% of our issued and outstanding Class B Ordinary Shares, representing 92.70% voting rights as of the date of this prospectus.

Under the Nasdaq Listing Rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees must be selected or recommended solely by independent directors; and

●	the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq Listing Rules even if we are deemed to be a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Our controlling shareholders have substantial influence over and our interests may not be aligned with the interests of our other shareholders.

As of the date of this prospectus, Mr. Kim Kwan Kings, WONG, our CEO and Chairman, beneficially owned approximately 12.59% of our issued and outstanding Class A Ordinary Shares and 100% of our issued and outstanding Class B Ordinary Shares, representing 92.70% voting rights as of the date of this prospectus. Kim Kwan Kings, WONG has substantial influence over our business, including decisions regarding mergers, consolidations, the sale of all or substantially all of our assets, election of directors, declaration of dividends and other significant corporate actions. As a controlling shareholder, Kim Kwan Kings, WONG may take actions that are not in the best interests of our other shareholders. These actions may be taken in many cases even if they are opposed by our other shareholders. In addition, this concentration of ownership may discourage, delay or prevent a change in control which could deprive you of an opportunity to receive a premium for your securities as part of a sale of our Company.

The PCAOB may be unable to inspect or fully investigate our auditors as required under the Holding Foreign Companies Accountable Act, or the HFCAA, as amended. If the PCAOB is unable to conduct such inspections for two consecutive years, the SEC will prohibit the trading of our shares. The delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply a minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of directors for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (“HFCAA”), requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national securities exchange or in the over-the-counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the HFCAA. On December 18, 2020, the HFCAA was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the HFCAA. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, which determinations were vacated on December 15, 2022.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

We have engaged Audit Alliance LLP as our current auditor. Audit Alliance LLP is headquartered in Singapore and registered with the PCAOB. Audit Alliance LLP is subject to the laws in the United States, which enable the PCAOB to conduct regular inspections to assess the firm’s compliance with the relevant professional standards. Our previous auditor, Onestop Assurance PAC, is a firm headquartered in Singapore and registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. As of the date of this prospectus, our current and previous auditors are not subject to the PCAOB determinations.

Our ability to retain an auditor subject to PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to us, may depend on the relevant positions of U.S. and Chinese regulators. With respect to audits of companies with operations in China, such as the Company, there are uncertainties about the ability of our auditor to fully cooperate with a request by the PCAOB for audit working papers in China without the approval of Chinese authorities. Whether the PCAOB will be able to conduct inspections of our auditor, including but not limited to inspection of the audit working papers related to us, in the future is subject to substantial uncertainty and depends on a number of factors out of our, and our auditor’s, control. If our shares and shares are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. Such a prohibition would substantially impair your ability to sell or purchase our shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our shares. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

The trading price of our Class A Ordinary Shares may be volatile, which could result in substantial losses to you.

The trading price of our Class A Ordinary Shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and mainland China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading price of their securities. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors towards Hong Kong-based, U.S.-listed companies, which consequently may affect the trading performance of our Class A Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Hong Kong and Chinese companies may also negatively affect the attitudes of investors towards Hong Kong and Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the trading price of our Class A Ordinary Shares.

In addition to the above factors, the price and trading volume of our Class A Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	political, social and economic conditions in mainland China and Hong Kong;

●	variations in our revenue, profit, and cash flow;

●	the operating and stock price performance of other companies, other industries and other events or factors beyond our control;

●	fluctuations of exchange rates among HKD, RMB, and USD;

●	general market conditions or other developments affecting us or the caviar industry in which we operate;

●	actual or anticipated fluctuations in our results of operations and changes or revisions of our expected results;

●	changes in financial estimates or recommendations by securities research analysts;

●	detrimental negative publicity about us, our services, our officers, directors, Controlling Shareholders, other beneficial owners, our business partners, or our industry;

●	announcements by us or our competitors of new product offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

●	additions to or departures of our senior management;

●	litigation or regulatory proceedings involving us, our officers, Directors, or Controlling Shareholders;

●	developments in information technology and our capability to catch up with the technology innovations in the industry;

●	the realization of any of the other risk factors presented in this prospectus;

●	changes in investors’ perception of our Company and the investment environment generally;

●	the liquidity of the market for our Class A Ordinary Shares;

●	release or expiry of lock-up or other transfer restrictions on our outstanding Class A Ordinary Shares; and

●	sales or perceived potential sales of additional Class A Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A Ordinary Shares will be traded.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial conditions or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional shares of Class A Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial conditions and results of operations.

Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our Class A Ordinary Shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our Class A Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Class A Ordinary Shares may not develop or be sustained.

If securities or industry analysts do not publish or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, the market price for our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our Class A Ordinary Shares or publishes inaccurate or unfavorable research about our business, the market price for our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of the Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our Class A Ordinary Shares to decline.

If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

Our securities are listed on the Nasdaq Capital Market. In order to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. The Nasdaq Listing Rules require a company to maintain a minimum closing bid price of $1.00 per share.

On December 9, 2024, we received a notice from Nasdaq that we failed to comply with the minimum closing bid price requirement set forth in Rule 5550(a)(2) of the Nasdaq Listing Rules as the closing bid price per share had been below $1.00 for a period of 30 consecutive business days. The Nasdaq notification letter does not result in the immediate delisting of our securities. Pursuant to Rule 5810(c)(3)(A) of the Nasdaq Listing Rules, we have a compliance period of 180 calendar days, or until or until June 9, 2025 to regain compliance with Nasdaq’s minimum bid price requirement. If we do not regain compliance during such 180-day period, we may be eligible for an additional 180 calendar days, provided that we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq except for Nasdaq Listing Rule 5550(a)(2), and provides Nasdaq with a written notice of its intention to cure this deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

On June 10, 2025, our Company received a letter from Nasdaq, indicating that our Company is granted an additional 180 calendar days, until December 8, 2025, to regain compliance with the minimum bid price requirement of $1 per share, as stipulated by Nasdaq Listing Rule 5550(a)(2). If compliance cannot be demonstrated by December 8, 2025, Nasdaq staff will provide written notification that our Company’s securities will be delisted. At that time, our Company may appeal Nasdaq staff’s determination to a Hearings Panel.

On July 17, 2025, our Company issued a press release announcing the approval of a proposed 1-for-90 share consolidation of our Company’s Class A Ordinary Shares and Class B Ordinary Shares, each with a par value of $0.0001 (the “Share Consolidation”). The Share Consolidation was approved by our Company’s board of directors on June 11, 2025 and by its shareholders at the 2025 Annual General Meeting held on April 8, 2025. At the opening of trading on July 21, 2025, being the market effective date, the Class A Ordinary Shares began trading on a post-Share Consolidation basis on the Nasdaq Capital Market under the same symbol “TWG” but under a new CUSIP number G8945S110. The objective of the Share Consolidation was to enable our Company to regain compliance with Nasdaq Marketplace Rule 5550(a)(2) and maintain our listing on the Nasdaq Capital Market.

Upon effectiveness of the Share Consolidation, every 90 issued and outstanding Ordinary Shares of a par value of $0.0001 each were automatically consolidated into one issued and outstanding Ordinary Share of a par value of $0.009 each. No fractional shares were issued in connection with the Share Consolidation; any fractional shares that would have resulted were rounded up to the next whole number. The Share Consolidation was effected equally for all shareholders and did not alter any shareholder’s percentage ownership interest in the Company’s outstanding Ordinary Shares, except for adjustments resulting from the treatment of fractional shares.

While we are currently able to regain compliance with Nasdaq Marketplace Rule 5550(a)(2) and maintain our listing on the Nasdaq Capital Market, sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. The Class A Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. Any potential decline in the market price of our Class A Ordinary Shares after this offering may affect our ability to maintain compliance with the listing rules relating to minimum bid price and market value of our listed securities.

In addition, we are aware that on September 3, 2025, Nasdaq proposed to introduce an accelerated process for suspending and delisting companies with a listings deficiency that also have a market value listed securities below $5.0 million. Nasdaq proposes further enhancing investor protections by providing for suspension from Nasdaq trading and immediate delisting (rather than providing a compliance period) of any company that becomes non-compliant with a numeric listing requirement, including the bid price, market value of public float, equity, income and total assets/revenue requirements, and that has a market value of listed securities of less than $5 million. To effect this change, Nasdaq proposes to modify Listing Rule 5810(c)(1) to add an additional type of a deficiency that results in immediate delisting and suspension from trading of the company’s securities. Specifically, Listing Rule 5810(c)(1) will provide that staff's delisting notice will inform the company that its securities are immediately subject to suspension and delisting when a company is non-compliant with one or more of the listing requirements contained in Rule 5450 or Rule 5550 and the company’s Market Value of Listed Securities has failed to maintain a value of at least $5 million for a period of 10 consecutive business days. Listing Rule 5810(c)(2)(A)(i) currently identifies all quantitative deficiencies from standards that do not provide a compliance period as deficiencies for which a company may submit a plan of compliance for staff review. Nasdaq proposes to modify Listing Rule 5810(c)(2)(A)(i) to provide that the company may not submit such a plan when the company’s Market Value of Listed Securities had been less than $5 million for a period of 10 consecutive business days. Further, Listing Rule 5810(c)(3) currently identifies deficiencies for which the rules provide a specified cure or compliance period. Nasdaq proposes to modify Listing Rule 5810(c)(3) to provide that a company will not be entitled to such cure or compliance period if the company’s Market Value of Listed Securities has failed to maintain a value of at least $5 million for a period of 10 consecutive business days. Finally, Nasdaq proposes to modify Listing Rule 5810(c)(1) to provide that staff's delisting notice in these circumstances will inform the company that its securities are immediately subject to suspension from trading on Nasdaq. Nasdaq believes that it is not appropriate for such a company to continue trading on Nasdaq during the pendency of the Hearings Panel review process. Instead, Nasdaq proposes to amend Rule 5815 to remove the stay provision in these situations so that the company’s securities will be suspended from trading on Nasdaq during the pendency of the Hearings Panel’s review.

The proposed accelerated process for suspending and delisting companies with a listings deficiency that also have a market value listed securities below $5.0 million, if implemented, may put immense pressure on our Company to regain compliance should the market value of our listed securities fall below $5.0 million as we may be exposed to the risk of losing our listing status quickly. We may have to monitor the market value of our listed securities closely and take actions timely, such as issuing additional securities and raising additional capital to regain and/or maintain compliance. Any such risk of losing our listing status quickly may harm investors’ confidence, our liquidity and limit our access to additional funding.

Even if we currently meet the other listing requirements and other applicable rules of the Nasdaq Capital Market, and even if we regain compliance with Nasdaq Listing Rule 5550(a)(2), we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If we fail to comply with the applicable listing standards and Nasdaq delists our Class A Ordinary Shares, we and our Shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Class A Ordinary Shares;

●	reduced liquidity for our Class A Ordinary Shares;

●	a determination that our Class A Ordinary Shares are a “penny stock,” which will require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	A limited amount of news about us and analyst coverage of us ; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of our Class A Ordinary Shares for return on your investment.

Our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under the Cayman Islands law, namely that the Company may only pay dividends out of profits or share premium, and provided that under no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. We cannot assure you that our Class A Ordinary Shares will appreciate in value or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares.

Our board of directors may decline to register transfers of Class A Ordinary Shares in certain circumstances.

Our board of directors may, in its sole discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares conceded are free of any lien in favor of us; or (vi) a fee of such maximum sum as Nasdaq may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, after compliance with any notice requirement of the Nasdaq Stock Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

The Nasdaq Listing Rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee and an audit committee. We, as a foreign private issuer, are not subject to these requirements. The Nasdaq Listing Rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances.

We currently follow and intend to continue to follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq that listed companies must obtain its shareholders’ approval of certain transactions other than public offerings involving the sale, issuance or potential issuance by the Company of ordinary shares (or securities convertible into or exercisable for ordinary shares) equal to 20% or more of the outstanding share capital of the Company or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the ordinary shares (Nasdaq rule 5635(d)), and Nasdaq rule 5640, which requires that the voting rights of a listed company cannot be disparately reduced or restricted through any corporation action or issuance. To the extent we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We qualify as a foreign private issuer and, as a result, we will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that permit less detailed and less frequent reporting than that of a U.S. corporation.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until one hundred twenty (120) days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within seventy-five (75) days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

If we lose our status as a foreign private issuer, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, obtaining and maintaining directors’ and officers’ liability insurance would become more difficult and expensive for us, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of voting power of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

The enforcement of foreign civil liabilities in the Cayman Islands and Hong Kong is subject to certain conditions. Therefore, certain judgments obtained against us by our shareholders may be difficult to enforce in such jurisdictions.

We are a company formed under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, substantially all of our directors and executive officers reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against them in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

There is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment, (b) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation), (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty, (e) has not been obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are a company formed under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association (as amended from time to time), the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the Cayman Islands laws are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under the Cayman Islands laws are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, the Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands companies like us have no general rights under the Cayman Islands laws to inspect corporate records, other than the memorandum and articles of association (as amended from time to time) and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors, or our Controlling Shareholder than they would as public shareholders of a company incorporated in the United States.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain Cayman Islands’ practices in relation to corporate governance matters that differ significantly from the Nasdaq Capital Market listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Capital Market listing standards.

As a Cayman Islands company to be listed on the Nasdaq Capital Market, we are subject to the Nasdaq Capital Market listing standards. However, the Nasdaq Capital Market rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq Capital Market listing standards. We currently follow and intend to continue to follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq that listed companies must obtain its shareholders’ approval of certain transactions other than public offerings involving the sale, issuance or potential issuance by the Company of ordinary shares (or securities convertible into or exercisable for ordinary shares) equal to 20% or more of the outstanding share capital of the Company or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the ordinary shares (Nasdaq rule 5635(d)), and Nasdaq rule 5640, which requires that the voting rights of a listed company cannot be disparately reduced or restricted through any corporation action or issuance. To the extent we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Class A Ordinary Shares to significant adverse United States income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Based upon our current and expected income and assets, as well as projections as to the market price of our Class A Ordinary Shares, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be a PFIC, because the value of our assets, for purposes of the asset test, may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC classification for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our future strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the U.S. Internal Revenue Service, or IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in the initial public offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation - United States Federal Income Tax Considerations”) in our Annual Report on Form 20-F for the year ended December 31, 2024, which is incorporated by reference herein) may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Ordinary Shares and on the receipt of distributions on our Class A Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares. For more information see “Taxation - United States Federal Income Tax Considerations - Passive Foreign Investment Company Rules” in our Annual Report on Form 20-F for the year ended December 31, 2024, which is incorporated by reference herein).

We are an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

As an “emerging growth company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our Class A Ordinary Shares less attractive to investors.

For as long as we remain an “emerging growth company,” as defined in the JOBS Act, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Because of these lessened regulatory requirements, our shareholders would be left without information or rights available to shareholders of more mature companies. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

We will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC, Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult or costly for us to find qualified persons to serve on our board of directors or as executive officers as a public company. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	prices and availability of raw materials for our products;

●	expected changes in our revenues, costs or expenditures;

●	our expectations regarding the demand for and market acceptance of our products;

●	changes in our relationships with significant customers, suppliers, and other business relationships;

●	competition in our industry;

●	uncertainties associated with our ability to implement our business strategy and to innovate successfully;

●	any event that could have a material adverse effect on our brands or reputation, such as product contamination or quality control difficulties;

●	government policies and regulations relating to our industry;

●	our ability to obtain, maintain or procure all necessary certifications, approvals, and/or licenses to conduct our business, and in the relevant jurisdictions in which we operate;

●	Our ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market; and

●	other factors set forth under “Risk Factors.”

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $6,135,684, based upon an assumed combined public offering price of $6.72 per Class A Ordinary Share and accompanying Class A Warrants (which is the last reported sale price of our Class A Ordinary Shares on Nasdaq on October 7, 2025), after deducting Placement Agent fees and estimated offering expenses payable by us and assuming no exercise of the Class A Warrants.

However, because this is a reasonable best efforts offering with no minimum number of Securities or amount of proceeds as a condition to closing, the actual offering amount, Placement Agent fees, and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus, and we may not sell all or any of the Securities we are offering. As a result, we may receive significantly less in net proceeds. Based on the assumed combined public offering price set forth above, we estimate that our net proceeds from the sale of 75%, 50%, and 25% of the Securities offered in this offering would be approximately $4.53 million, $2.93 million, and $1.33 million, respectively, after deducting the Placement Agent fees and estimated offering expenses payable by us, and assuming no exercise of the Class A Warrants. We will only receive additional proceeds from the exercise of the Class A Warrants we are issuing in this offering if the Class A Warrants are exercised for cash. We cannot predict when or if the Class A Warrants will be exercised. It is possible that these warrants may expire and may never be exercised.

These estimates exclude the proceeds, if any, from the exercise of Class A Warrants offered hereby. If all of the Class A Warrants offered hereby were to be exercised in cash at an assumed exercise price of $6.72 per Class A Ordinary Share, we would receive additional proceeds of approximately $12.81 million. We cannot predict when or if these Class A Warrants will be exercised. It is possible that these Warrants may expire and may never be exercised. Additionally, these Class A Warrants contain a cashless exercise provision that permit exercise of such Class A Warrants on a cashless basis at any time when there is no effective registration statement under the Securities Act covering the issuance of the underlying Class A Ordinary Shares.

We intend to use the net proceeds of this offering for general corporate and working capital purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this Offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all or any of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell a number of securities sufficient to pursue the business goals outlined in this prospectus.

DIVIDEND POLICY

Top Wealth Group Holding Limited has not made any dividends or distributions to U.S. investors as of the date of this prospectus. During the fiscal years ended December 31, 2024 and 2023 and the six months ended June 30, 2025, no dividends or distribution have been made to date by our subsidiaries.

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future.

Our board of directors has complete discretion on whether to distribute dividends, subject to certain restrictions under applicable Cayman Islands laws. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount of future dividend, if any, will depend upon, among other things, our future operations and earnings and cash flow, capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars. Please see the section titled “Taxation” of our Annual Report on Form 20-F for the year ended December 31, 2024, which is incorporated by reference in this prospectus for information on the potential tax consequences of any cash dividends declared.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024:

●	on an actual basis; and

●

on an as adjusted basis to give further effect to our issuance and sale of 1,041,666 Class A Ordinary Shares and accompanying Class A Warrants to purchase up to 1,041,666 Class A Ordinary Shares in this offering, at an assumed combined public offering price of $6.72 per Class A Ordinary Share and accompanying Class A Warrants, which is the last reported sale price of our Class A Ordinary Shares on Nasdaq on October 7, 2025, after deducting Placement Agent’s fees and estimated offering expenses payable by us, excluding the proceeds, if any, from the exercise of the Class A Warrants issued in this offering, assuming no value is attributed to the Class A Warrants being sold in this offering.

The as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Use of Proceeds” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of December 31, 2024
	Actual	As Adjusted(1)
	$	$
Shareholders’ equity
Class A Ordinary Shares, $0.009 par value; 5,000,000 shares authorized, 580,029 Class A Ordinary Shares and 166,667 Class B Ordinary Shares issued and outstanding on an actual basis; 1,621,695 Class A Ordinary Shares and 166,667 Class B Ordinary Shares issued and outstanding on an as adjusted basis	$6,720	16,641
Additional paid-in capital	$16,325,412	22,451,174
Retained earnings	$2,289,406	2,289,406
Total equity	$18,620,418	$24,757,222
Total capitalization	$18,620,418	$24,757,222

(1)	The as-adjusted information discussed above is illustrative only. Our additional paid-in capital, total shareholders’ equity, and total capitalization following the completion of this offering are subject to adjustment based on the actual public offering price and other terms of this offering determined at pricing.

The above discussion and table are based on 580,029 Class A Ordinary Shares and 166,667 Class B Ordinary Shares outstanding as of December 31, 2024.

Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all or none of the securities offered hereby.

DESCRIPTION OF SHARE CAPITAL

Our Company is an exempted company incorporated in the Cayman Islands and our corporate affairs are governed by our articles of association, the Companies Act, and the common law of the Cayman Islands.

At incorporation, our authorized share capital is $50,000, divided into 500,000,000 ordinary shares, par value $0.0001 per share. Upon incorporation, 1 ordinary share of $0.0001 was issued a par. On March 1, 2023, 99 ordinary shares of $0.0001 each were issued at par. All these ordinary shares rank pari-passu with the exiting share in all respect.

Thereafter, on April 28, 2023, 650 ordinary shares of $0.0001 each were issued to our Company’s then-sole owner at par. All these ordinary shares rank pari-passu with the exiting shares in all respect.

Furthermore, on the same date, April 18, 2023, the then-sole owner of our Company sold a total of 190 Ordinary Shares, out of its 750 Ordinary Shares, to five shareholders.

On October 12, 2023, in contemplation of our Company’s initial public offering, our Company further issued 26,999,250 ordinary shares in aggregate to its existing shareholders at par value, on a pro rata basis proportional to the shareholders’ existing equity interests (collectively refers as the “Pro Rata Share Issuance”). After the Pro Rata Share Issuance, 27,000,000 Ordinary Shares were issued and outstanding. All these ordinary shares rank pari-passu with the exiting shares in all respect. This Pro Rata Share Issuance has treated as share split.

As of December 31, 2023, 27,000,000 ordinary shares were issued and outstanding.

On April 18, 2024, our Company closed its initial public offering (the “IPO”) of 2,000,000 ordinary shares, par value $0.0001 per ordinary share at the price of $4 each, totally $8,000,000. All these shares rank pari-passu with the existing shares in all respect.

On October 14, 2024, our Company closed its public offering (the “IPO”) of 27,000,000 ordinary shares, par value $0.0001 per ordinary share at the price of $0.40 each, totally $10,800,000. All these share rank pari-passu with the existing shares in all respect.

As of December 31, 2024, 56,000,000.00 ordinary shares were issued and outstanding.

On April 8, 2025, pursuant to shareholder approval at the 2025 Annual General Meeting, our authorized share capital was restructured from $50,000 divided into 500,000,000 ordinary shares of $0.0001 each to $50,000 divided into 450,000,000 Class A Ordinary Shares of $0.0001 each and 50,000,000 Class B Ordinary Shares of $0.0001 each. All the then-issued ordinary shares, except for the 15,000,000 held by Winwin Development Group Limited, were re-designated as Class A Ordinary Shares on a one-for-one basis; the 15,000,000 held by Winwin Development Group Limited were re-designated as Class B Ordinary Shares. All shares rank pari-passu within their class except as to voting rights.

On June 4, 2025, our Company adopted the 2025 Equity Incentive Plan. Up to 11,200,000 Class A ordinary shares are reserved for issuance under the plan. On June 5, 2025, a registration statement was filed for all shares reserved under the plan. The 11,200,000 Class A Ordinary Shares reserved were issued on June 23, 2025.

On July 21, 2025, our Company effected a 1-for-90 share consolidation of all issued and outstanding Class A and Class B Ordinary Shares. After the Share Consolidation, every 90 shares of $0.0001 par value became 1 share of $0.009 par value; fractional shares were rounded up. The Share Consolidation did not alter the proportionate ownership of any shareholder except for adjustments due to rounding.

On August 22, 2025, at the extraordinary general meeting of shareholders of our Company, our shareholders resolved to, amongst others, approve the increase of the authorized share capital of our Company from $50,000 divided into 5,000,000 Class A Ordinary Shares of par value $0.009 each and 555,556 Class B Ordinary Shares of par value $0.009 each to $19,800,000 divided into 2,000,000,000 Class A Ordinary Shares of par value $0.009 each and 200,000,000 Class B Ordinary Shares of par value $0.009 each. On the same day, our shareholders also resolved to adopt a second equity incentive plan (the “2025 Second Equity Incentive Plan” or the “Second Plan”) to attract, retain, and provide incentives to key management employees, directors and consultants of our Company and its affiliates, and to align the interests of such service providers with those of our Company’s shareholders. Pursuant to the Second Plan, 20% of the number of Class A Ordinary Shares issued as of an effective date to be determined by our Company’s board of directors in its sole discretion until December 31, 2026 will be reserved and made available for issuance pursuant to awards granted under the Second Plan.

As of the date of this prospectus, 580,029 Class A Ordinary Shares and 166,667 Class B Ordinary Shares were issued and outstanding.

DESCRIPTION OF SECURITIES We ARE OFFERING

General

We are offering up to 1,041,666 of our Class A Ordinary Shares at an assumed combined public offering price of $6.72 per Class A Ordinary Share and accompanying Class A Warrants (the last reported sale price of our Class A Ordinary Shares on Nasdaq on October 7, 2025). Each Class A Ordinary Share is being sold together with Class A Warrants. The Class A Ordinary Shares and related Class A Warrants will be issued separately. We are also registering the Class A Ordinary Shares issuable from time to time upon exercise of the Class A Warrants offered hereby.

Class A Ordinary Share

Holders of Class A Ordinary Shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of Class A Ordinary Shares are entitled to one vote per share on all matters submitted to a vote of holders of Class A Ordinary Shares. Unless a different majority is required by law or by our Bye-laws, resolutions to be approved by holders of Class A Ordinary Shares require approval by a simple majority of votes cast at a general meeting at which a quorum is present.

In the event of our liquidation, dissolution or winding up, the holders of Class A Ordinary Shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.

Other material terms and provisions of our Class A Ordinary Shares are described under the caption “Description of Share Capital” in this prospectus and are incorporated herein by reference.

Class A Warrants

The following summary of certain terms and provisions of the Class A Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of each of the Series A Class A Warrant and Series B Class A Warrant, the forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series A Class A Warrant and Series B Class A Warrant for a complete description of the terms and conditions of each of the Series A Class A Warrant and Series B Class A Warrant.

Duration, Exercise Price and Form. Each Series A Class A Warrant offered hereby will have an exercise price equal to $ 6.72 per Class A Ordinary Share. The Series A Class A Warrants will be exercisable immediately upon issuance and may be exercised until the five-year anniversary of the original issuance date. Each Series B Class A Warrant offered hereby will have an exercise price equal to $ 6.72 per Class A Ordinary Share. The Series B Class A Warrants will be exercisable immediately upon issuance and may be exercised until the eighteen-month anniversary of the original issuance date.

The exercise price and number of Class A Ordinary Shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends (bonus issues), share splits (share consolidations or subdivisions), reorganizations or similar events affecting our Class A Ordinary Shares and the exercise price. The Class A Warrants will be issued separately from the Class A Ordinary Shares. The Class A Warrants will be issued in certificated form only.

No Fractional Shares. No fractional Class A Ordinary Shares will be issued upon the exercise of Class A Warrants. Rather, the number of Class A Ordinary Shares to be issued will, at our election, either be rounded up to the nearest whole number (provided that all such shares shall be fully paid shares) or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Exercise Limitation. The Class A Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Class A Warrants to the extent that the holder would own more than 4.99% of the outstanding Class A Ordinary Shares (or at the election of a holder prior to the date of issuance, 9.99%) immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Class A Ordinary Shares after exercising the holder’s Class A Warrants up to 9.99% of the number of Class A Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Class A Warrants.

Cashless Exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the underlying shares to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Class A Ordinary Shares determined according to a formula set forth in the Class A Warrants.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Class A Warrants and generally including any reorganization, recapitalization or reclassification of our Class A Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of our outstanding Class A Ordinary Shares, or any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding Class A Ordinary Shares, the holders of the Class A Warrants will be entitled to receive upon exercise of the Class A Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Class A Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder of the Class A Warrants will have the right to require us to repurchase its Class A Warrants at the Black-Scholes Value (as defined in the Class A Warrants); provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes Value of the unexercised portion of the Class A Warrant that is being offered and paid to the holders of our Class A Ordinary Shares in connection with the fundamental transaction.

Transferability. Subject to applicable laws, a Class A Warrant may be transferred at the option of the holder upon surrender of the Class A Warrants to us together with the appropriate instruments of transfer.

Rights as a Shareholder. Except as otherwise provided in the Class A Warrants or by virtue of the holders’ ownership of Class A Ordinary Shares, the holders of the Class A Warrants do not have the rights or privileges of holders of our Class A Ordinary Shares, including any voting rights, until such Class A Warrant holders exercise their Class A Warrants.

Waivers and Amendments. The Class A Warrants may be modified or amended, or the provisions thereof waived with the written consent of the Company and the respective holder, subject to certain exceptions.

Trading Market and Listing. There is no established trading market for the Class A Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Class A Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Class A Warrants will be limited. The Class A Ordinary Shares issuable upon exercise of the Class A Warrants are currently listed on Nasdaq.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, dated September 29, 2025, (as amended, the “Engagement Agreement”), we have engaged Univest Securities, LLC to act as our exclusive placement agent to solicit offers to purchase the securities offered pursuant to this prospectus on a “reasonable best efforts” basis. The Engagement Agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the Engagement Agreement. The Placement Agent is not purchasing or selling any of the securities offered by us under this prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities. This is a reasonable best efforts offering, and there is no minimum offering amount required as a condition to the closing of this offering. The Placement Agent has agreed to use reasonable best efforts to arrange for the sale of the securities by us. Therefore, we may not sell all of the Class A Ordinary Shares and Class A Warrants. The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with the offering.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of one (1) year following the closing of the offering, subject to certain exceptions; and (ii) a covenant to not enter into any equity financings for forty-five (45) days from closing of the offering, subject to certain exceptions. The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●	covenants regarding matters such as no integration with other offerings, filing of a Report on Form 6-K to disclose entering into these securities purchase agreements, no shareholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of ordinary and no subsequent equity sales for days.

The terms of this offering are subject to market conditions and negotiations between us, the Placement Agent, and prospective investors. The placement agency agreement that we intend to enter into with the Placement Agent (the “Placement Agency Agreement”) will provide that the Placement Agent’s obligations are subject to conditions contained in the Placement Agency Agreement. The Placement Agency Agreement does not give rise to any commitment by the Placement Agent to purchase any of our securities, and the Placement Agent will have no authority to bind us by virtue of the Placement Agency Agreement. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agent may engage sub-agents or selected dealers to assist with this offering.

Delivery of the Class A Ordinary Shares and Class A Warrants offered hereby is expected to occur on or about         , 2025, subject to the satisfaction of certain customary closing conditions.

Fees and Expenses

We have agreed to pay the Placement Agent a total cash fee equal to 7.5% of the aggregate gross proceeds raised in this offering and 1% of the gross proceeds of this offering as reimbursement of for non-accountable expenses, up to $120,000 for all reasonable travel and out-of-pocket expenses including legal counsel fees and costs, and up to $12,900 for its clearing or escrow agent expenses. We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agent’s fees and expenses, will be approximately $136,415. After deducting the Placement Agent’s fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $6,135,684.

The following table shows the per Class A Ordinary Share and Class A Warrants and total cash fees we will pay to the Placement Agent in connection with the sale of the Class A Ordinary Shares and Class A Warrants pursuant to this prospectus.

	Per Class A Ordinary Share and Accompanying Class A Warrants	Total
Combined public offering price	$	$
Placement Agent fees	$	$
Proceeds to us, before expenses	$	$

Tail

We have also agreed to pay the Placement Agent a tail fee equal to the cash compensation in this offering, if any investor who with our written approval was contacted or introduced to us by the Placement Agent during the term of its engagement, provides us with capital in any public or private offering or other financing of equity, debt or equity derivative instruments or capital raising transaction during the twelve-month period following expiration or termination of the Engagement Agreement, subject to certain exceptions.

Right of First Refusal

As provided in the Engagement Agreement, we and the Placement Agent agree that for a period of twelve (12) months from the closing date of this offering, we grant the Placement Agent the right to provide investment banking services to us on an exclusive basis in the matters below, for which investment banking services are sought by us (such right, the “Right of First Refusal”), which right is exercisable in the Placement Agent’s sole discretion. For these purposes, investment banking services shall include, (a) acting as lead or joint-lead manager for any underwritten public offering; (b) acting as lead or joint book-runner and/or lead or joint placement agent, initial purchaser in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. The Placement Agent shall notify the Company of its intention to exercise the Right of First Refusal within 15 business days following notice in writing by the Company. Any decision by the Placement Agent to act in any such capacity shall be contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of the Placement Agent and shall be subject to general market conditions. In compliance with FINRA Rule 5110(g)(6)(A), in no circumstances the Right of First Refusal shall have a duration of more than three years from the commencement of sales of the public offering or the termination date of the engagement between the Company and the Placement Agent. If the Placement Agent declines to exercise the Right of First Refusal, the Company shall have the right to retain any other person or persons to provide such services on terms and conditions which are not more favorable to such other person or persons than the terms declined by the Placement Agent. The Right of First Refusal granted hereunder may be terminated by the Company for "Cause," which shall mean a material breach by the Placement Agent of the Engagement Agreement or a material failure by the Placement Agent to provide the services as contemplated by the Engagement Agreement.

Other Relationships

From time to time, the Placement Agent or its affiliates has provided, or may provide in the future, various advisory, investment and commercial banking and other services to us or our affiliates in the ordinary course of business, for which it has or may receive customary fees and commissions. Except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any services.

In addition, in the ordinary course of their business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Determination of Offering Price

The combined public offering price per Class A Ordinary Shares and Class A Warrants we are offering, and the exercise prices and other terms of the Class A Warrants were negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our Class A Ordinary Shares prior to this offering, among other things. Other factors considered in determining the offering prices of the securities we are offering and the exercise prices and other terms of the Class A Warrants include the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-Up Agreements

Each of our officers and directors and holders holding 5% or more of the Company’s issued and outstanding shares of Class A Ordinary Share have agreed with the placement agent to be subject to a lock-up period of sixty (60) days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, without the placement agent’s prior written consent, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our Class A Ordinary Shares or any securities convertible into, or exercisable or exchangeable for, Class A Ordinary Shares, subject to customary exceptions. The Placement Agent may waive the terms of these lock-up agreements in its sole discretion and without notice.

In addition, we have also agreed to a similar lock-up restriction on the issuance and sale of our securities for the forty-five (45) days following the closing of this offering, subject to certain exceptions. In addition, we have agreed not issue any securities that are subject to a price reset based on the trading prices of our Class A Ordinary Shares or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of one (1) year following the closing date of this offering, subject to an exception.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598. There is no established public trading market for the Class A Warrants, and we do not plan on making an application to list the Class A Warrants on Nasdaq, any national securities exchange or other nationally recognized trading system. We will act as the registrar and transfer agent for the Class A Warrants.

Nasdaq Listing

Our Class A Ordinary Shares are currently listed on The Nasdaq Capital Market under the symbol “TWG.” On October 7, 2025, the last reported sale price per Class A Ordinary Share was $6.72. We do not plan to list the Class A Warrants on The Nasdaq Capital Market or any other securities exchange or trading market.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Placement Agent may be required to make with respect to any of these liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b- 5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the Placement Agent, if any, participating in this offering and the Placement Agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Placement Agent, and should not be relied upon by investors.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

We have been advised by Ogier, our counsel as to Cayman Islands laws, that it is uncertain whether the courts of the Cayman Islands will (i) recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicted upon the securities laws of the United States or any state in the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. We have been further advised by Ogier, our counsel as to Cayman Islands laws, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, in certain circumstances a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

British Virgin Islands

In addition, there is uncertainty as to whether the courts of the British Virgin Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the British Virgin Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is uncertainty with regard to British Virgin Islands law as to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the British Virgin Islands as penal or punitive in nature. If such a determination is made, the courts of the British Virgin Islands are also unlikely to recognize or enforce the judgment against a British Virgin Islands company. Because the courts of the British Virgin Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the British Virgin Islands. Although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the federal or state courts of the United States, in certain circumstances a judgment obtained in such jurisdiction may be recognized and enforced in the courts of the British Virgin Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the High Court of the British Virgin Islands, provided such judgment:

●	is given by a foreign court of competent jurisdiction and such foreign court had proper jurisdiction over the parties subject to such judgment;

●	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

●	is final;

●	no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands;

●	is not in respect of taxes, a fine, a penalty or similar fiscal or revenue obligations of the company;

●	was not obtained in a fraudulent manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the British Virgin Islands.

In appropriate circumstances, a BVI Court may give effect in the British Virgin Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Original action in the British Virgin Islands based upon the U.S. federal securities laws

If an action is capable of amounting to a cause of action under common law and thus capable of being sustained as a cause of action in itself under English law then it may be possible for such action to be brought in the British Virgin Islands. For example, if the action to be brought in the British Virgin Islands is based on a provision within the U.S. federal securities laws which prohibits fraud, deceit or misrepresentation in the sale of securities, an investor may be able to bring an original action in the British Virgin Islands if the facts and circumstances of their case amount to an action for fraud, misrepresentation or deceit based solely on the common law without reference to or independent of the U.S. federal securities laws.

However, where such action can only be based on a particular provision within the U.S. federal securities laws, for example, such action that may relate to strict reporting or registration requirements to particular bodies established under or recognized by such law (such as the SEC); it is very unlikely that such action would have extra-territorial effect unless specifically stated within that law and recognized as having such effect under British Virgin Islands law. Consequently, an investor would not be able to bring such an action in the British Virgin Islands in those circumstances.

Hong Kong

The judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, other than placement agent fees and expenses to be paid by us in connection with this offering. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates.

SEC Registration Fee	$3,215.10
FINRA Filing Fee	$3650.00
Legal Fees and Expenses	$218,000.00
Accounting Fees and Expenses	$31,550.00
Miscellaneous Expenses	$607,899.89
Total Expenses	$864,314.99

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters as to U.S. federal securities law. The validity of the Class A Ordinary Shares offered hereby and certain legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Loeb & Loeb LLP may rely upon Ogier with respect to matters governed by the law of the Cayman Islands. Certain legal matters will be passed upon for the Placement Agent by Mclaughlin & Stern, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Top Wealth Group Holding Limited as of December 31, 2024 and 2023 incorporated in this prospectus by reference from the Annual Report on Form 20-F for the year ended December 31, 2024 have been audited by Audit Alliance LLP (“Audit Alliance”) and OneStop Assurance PAC, respectively, each as the Company’s independent registered public accounting firm. Such financial statements have been so incorporated in reliance upon the report of such firm given upon its authority as an expert in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC an annual report and registration statement on Form F-1 (including amendments and exhibits to the registration statement) under the Securities Act with respect to the Class A Ordinary Shares offered hereby. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Class A Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b), and (c) of the Exchange Act, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We have maintained our website at https://www.imperialcristalcaviar.com/ and https://ir.imperialcristalcaviar.com. The registration statement and the documents referred to under “Incorporation of Certain Information by Reference” are also available on our website. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

No dealers, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file or furnish annual reports and reports of foreign private issuer and other information with the SEC. These filings and other submissions contain important information that does not appear in this prospectus. The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 16, 2025; and

●	our Reports of Foreign Private Issuer on Form 6-K furnished with the SEC on January 2, 2025, January 21, 2025, May 5, 2025, June 4, 2025, July 7, 2025, July 17, 2025 and September 30, 2025.

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing at Top Wealth Group Holding Limited, Units 714 & 715, 7/F, Hong Kong Plaza, 188 Connaught Road West, Hong Kong or via telephone at +852 3615 8567.

Top Wealth Group Holding Limited

Up to 1,041,666 Class A Ordinary Shares

Up to 1,041,666 Series A Class A Warrants to purchase up to 1,041,666 Class A Ordinary Shares

Up to 1,041,666 Series B Class A Warrants to purchase up to 1,041,666 Class A Ordinary Shares

Up to 1,041,666 Class A Ordinary Shares underlying the Series A Class A Warrants and Series B Class A Warrants

Univest Securities, LLC

                , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Founding Transactions and Shares Issuances

On February 1, 2023, the date of the incorporation of Top Wealth Group Holding Limited, 1 Ordinary Share was issued to Ogier Global Subscriber (Cayman) Limited. On March 1, 2023, the 1 Ordinary Share was transferred from Ogier Global Subscriber (Cayman) Limited to Winwin Development Group Limited and the Top Wealth Group Holding Limited further issued 99 Ordinary Shares to Winwin Development Group Limited on the same date.

On April 18, 2023, 650 Ordinary Shares were further issued to Winwin Development Group Limited, whereby Top Wealth Group Holding Limited then became solely owned by Winwin Development Group Limited as to 750 Ordinary Shares. Furthermore, on the same date, April 18, 2023, Winwin Development Group Limited executed the instrument of transfers whereby Winwin Development Group Limited transferred 48, 49, 49, 25, and 19 Ordinary Shares, out of its 750 Ordinary Shares, to Beyond Glory Worldwide Limited, Keen Sky Global Limited, State Wisdom Holdings Limited, Snow Bear Capital Limited and Mercury Universal Investment Limited, respectively, at the respective consideration of HK$1,424,000 (approximately $182,564), HK$1,453,000 (approximately $186,282), HK$1,453,000 (approximately $186,282), HK$742,000 (approximately $95,128), and HK$565,000 (approximately $72,436).

On October 12, 2023, in contemplation of Company’s initial public offering, Top Wealth Group Holding Limited further issued 26,999,250 Ordinary Shares in aggregate to its shareholders at par value, on a pro rata basis proportional to the shareholders’ existing equity interests (collectively refers as the “Pro Rata Share Issuance”). After the Pro Rata Share Issuance, 27,000,000 Ordinary Shares were issued and outstanding. The following table sets forth the breakdown of the Pro Rata Share Issuance to each then shareholder:

Shareholders	Number of Ordinary Shares Issued
Winwin Development Group Limited	20,159,440
Beyond Glory Worldwide Limited	1,727,952
Keen Sky Global Limited	1,763,951
State Wisdom Holdings Limited	1,763,951
Snow Bear Capital Limited	899,975
Mercury Universal Investment Limited	683,981

Subsequent to the Pro Rata Share Issuance, Top Wealth Group Holding Limited was 74.67% (representing 20,160,000 Ordinary Shares) owned by Winwin Development Group Limited, 6.40% (representing 1,728,000 Ordinary Shares) owned by Beyond Glory Worldwide Limited, 6.53% (representing 1,764,000 Ordinary Shares) owned by Keen Sky Global Limited, 6.53% (representing 1,764,000 Ordinary Shares) owned by State Wisdom Holdings Limited, 3.33% (representing 900,000 Ordinary Shares) owned by Snow Bear Capital Limited, and 2.53% (representing 684,000 Ordinary Shares) owned by Mercury Universal Investment Limited, respectively. The percentage of the ownership of equity interests held by the shareholders remained the same before and after the Pro Rata Share Issuance.

On October 16, 2023, State Wisdom Holdings Limited and Keen Sky Global Limited transferred 432,000 and 432,000 Ordinary Shares to Greet Harmony Global Limited at the consideration of HK$314,685 (approximately $40,344) and HK$314,685 (approximately $40,344), respectively. On the same day, Beyond Global Worldwide Limited transferred 540,000 Ordinary Shares to Mercury Universal Investment Limited at the consideration of HK$393,356 (approximately $50,430).

Consultancy Stock Option

Top Wealth Group (International) Limited, the Operating Subsidiary, entered into a Corporate Development Consultant Appointment Agreement with Mr. Haitong, CHEN (the “Consultancy Agreement”), in which Top Wealth Group (International) Limited appointed Mr. Chen for a term of 10 months, effective from August 1, 2022 to June 30, 2023, to provide corporate development, project management, and capital financing consultancy services in connection to the Company’s IPO in the United States. Pursuant to the Consultancy Agreement, Top Wealth Group (International) Limited will also cause Top Wealth Group Holding Limited to grant stock options to Mr. Chen to acquire an aggregate of 1,080,000 Ordinary Shares of Top Wealth Group Holding Limited after the Company’s IPO, representing 4% of the Ordinary Shares of Top Wealth Group Holding Limited issued and outstanding prior to the IPO (the “Consultancy Stock Option”). The options granted to Mr. Chen will vest and become exercisable over a period of three years in three equal tranches, on the first, second, and third anniversary of the date of Company’s listing on the Nasdaq Capital Market. All options shall be exercised after three anniversaries and within 60 months of Company’s listing, otherwise the unexercised options will be null and void. The applicable exercise price for the Consultancy Stock Option that to be granted to Mr. Chen is fifty percent (50%) of the IPO Price per Ordinary Shares offered by the Company.

We believe that each of the issuance and transaction above was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit No.	Description
1.1*	Form of Placement Agency Agreement
3.1***	Second Amended and Restated Memorandum and Articles of Association
4.1*	Form of Series A Warrant
4.2*	Form of Series B Warrant
4.3	Form of Placement Agency Agreement (incorporated by reference to Exhibit 1.1 to the registration statement on Form F-1 (File No. 333-282302), as amended, initially filed with the U.S. Securities and Exchange Commission on September 24, 2024
4.4	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 4.1 to our registration statement on Form F-1 (File No. 333-282302), as amended, initially filed with the U.S. Securities and Exchange Commission on September 24, 2024)
5.1***	Opinion of Ogier regarding the validity of the securities being registered
5.2***	Opinion of Loeb & Loeb LLP regarding the validity of the Class A Warrants and Pre-Funded Warrants
10.1	English Translation of Sales Agreement between the Top Wealth Group (International) Limited and Sunfun (China) Ltd., dated December 30, 2021 (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.2	English Translation of Sales Agreement between the Top Wealth Group (International) Limited and Mother Nature Health (HK) Limited, dated December 30, 2021 (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.3	English Translation of Sales Agreement between Top Wealth Group (International) Limited and Channel Power Limited, dated December 19, 2021 (incorporated herein by reference to Exhibit 10.3 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)

Exhibit No.	Description
10.4	English Translation of Sales Agreement between Top Wealth Group (International) Limited and Beauty & Health International Company Limited, dated December 30, 2021 (incorporated herein by reference to Exhibit 10.4 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.5	English Translation of Sales Agreement between Top Wealth Group (International) Limited and Beauty & Health International E-Commerce Limited, dated September 1, 2022 (incorporated herein by reference to Exhibit 10.5 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.6	English Translation of Sales Agreement between Top Wealth Group (International) Limited and Healthkitpro International Limited, dated December 18, 2021 (incorporated herein by reference to Exhibit 10.6 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.7	Employment Agreement between Top Wealth Group (International) Limited and Kwok Kuen Yuen, Registrant’s Chief Financial Officer, dated 20 November 2022 (incorporated herein by reference to Exhibit 10.7 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.8	Employment Agreement between the Registrant and Kwok Kuen, YUEN, Registrant’s Chief Financial Officer, dated May 16, 2023 (incorporated herein by reference to Exhibit 10.8 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.9	English Translation of Appointment Letter of Kim Kwan Kings, WONG as the President of Top Wealth Group (International) Limited, dated September 1, 2022 (incorporated herein by reference to Exhibit 10.9 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.10	Director Agreement between the Registrant and Kim Kwan Kings, WONG, Registrant’s director, Chief Executive Officer and chairman of the Board, dated May 16, 2023 (incorporated herein by reference to Exhibit 10.10 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.11	English Translation of Caviar Sales Agreement between the Top Wealth Group (International) Limited and Fujian Aoxuanlaisi Biotechnology Co. Ltd., dated April 30, 2022 (incorporated herein by reference to Exhibit 10.12 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.12	English Translation of Power of Attorney granted under the Caviar Sales Agreement by Fujian Aoxuanlaisi Biotechnology Co. Ltd. to Top Wealth Group (International) Limited, dated April 30, 2022 (incorporated herein by reference to Exhibit 10.13 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.13	English Translation of Food Processing Factory Leasing and Service Project Agreement between Top Wealth Group (International) Limited and Sunfun (China) Limited, dated February 11, 2023 (incorporated herein by reference to Exhibit 10.14 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.14	English Translation of Food Processing Factory Leasing and Service Project Agreement between the Top Wealth Group (International) Limited and Sunfun (China) Limited, dated July 31, 2021 (incorporated herein by reference to Exhibit 10.15 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.15	English Translation of the Form of Sales Agreement of Top Wealth Group (International) Limited for its distributors (incorporated herein by reference to Exhibit 10.16 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)

Exhibit No.	Description
10.16	English Translation of sales agreement for caviar between Fujian Longhuang Biotech Co. Limited and Fujian Aoxuanlaisi Biotechnology Co. Ltd., dated December 10, 2020 (incorporated herein by reference to Exhibit 10.17 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.17	English Translation of Power of Attorney granted under the sales agreement for caviar by Fujian Longhuang Biotech Co. Limited to Fujian Aoxuanlaisi Biotechnology Co. Ltd., dated December 10, 2020 (incorporated herein by reference to Exhibit 10.18 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.18	Director Agreement between the Registrant and Hung, CHEUNG, Registrant’s director, dated October 27, 2023 (incorporated herein by reference to Exhibit 10.19 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.19	English Translation of the Letter of Employment between Top Wealth Group (International) Limited and Hung, CHEUNG, dated June 25, 2022. (incorporated herein by reference to Exhibit 10.20 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
10.20	English Translation of Food Processing Factory Leasing and Service Project Agreement between Top Wealth Group (International) Limited and Sunfun (China) Limited, dated September 10, 2024 (incorporated by reference to Exhibit 10.21 to the registration statement on Form F-1 (File No. 333-282302), as amended, initially filed with the U.S. Securities and Exchange Commission on September 24, 2024)
10.21	Employment Agreement by and between Mr. Kong Wai, WONG and Top Wealth Group Holding Limited (incorporated herein by reference to Exhibit 10.1 to the current report on Form 6-K filed with the Securities and Exchange Commission on January 21, 2025)
10.22***	Form of Securities Purchase Agreement
10.23	Top Wealth Group Holding Limited 2025 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the current report on Form 6-K filed with the Securities and Exchange Commission on June 4, 2025)
10.24	Top Wealth Group Holding Limited 2025 Second Equity Incentive Plan (incorporated herein by reference to Exhibit 99.4 to the current report on Form 6-K filed with the Securities and Exchange Commission on August 12, 2025)
14.1	Code of Business Conduct and Ethics of the Registrant (incorporated herein by reference to Exhibit 14.1 to the registration statement on Form F-1 (File No. 333-273053), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
14.2	Executive Compensation Recovery Policy (incorporated herein by reference to Exhibit 14.2 to the registration statement on Form F-1 (File No. 333-273053), as amended, initially filed with the U.S. Securities and Exchange Commission on December 18, 2023)
14.3	Insider Trading Policies (incorporated herein by reference to Exhibit 11.2 to the annual report on Form 20-F for the year ended December 31, 2024 filed with the Securities and Exchange Commission on May 29, 2024)
15.1	Letter from OneStop Assurance PAC dated May 5, 2025 (incorporated herein by reference to Exhibit 16.1 to the current report on Form 6-K filed with the Securities and Exchange Commission on May 5, 2025)
21.1	List of Subsidiaries (incorporated herein by reference to Exhibit 8.1 to the annual report on Form 20-F for the year ended December 31, 2023 filed with the Securities and Exchange Commission on May 29, 2024)
23.1***	Consent of Ogier (included in Exhibit 5.1)
23.2*	Consent of OneStop Assurance PAC
23.3*	Consent of Audit Alliance LLP
24.1***	Power of Attorney (included on signature page)
99.1	Audit Committee Charter (incorporated herein by reference to Exhibit 99.1 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
99.2	Compensation Committee Charter (incorporated herein by reference to Exhibit 99.3 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
99.3	Nominating Committee Charter (incorporated herein by reference to Exhibit 99.2 to the registration statement on Form F-1 (File No. 333-275684), as amended, initially filed with the U.S. Securities and Exchange Commission on November 21, 2023)
107***	Filing Fee Table

*	Filed herewith
***	Previously filed

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on November 20, 2025.

Top Wealth Group Holding Limited

By:	/s/ Kim Kwan Kings, WONG
Name:	Kim Kwan Kings, WONG
Chief Executive Officer and Director (Principal Executive Officer)

Name	Title	Date

/s/ Kim Kwan Kings, WONG	Chief Executive Officer and Director	November 20, 2025
Name: Kim Kwan Kings, WONG	(Principal Executive Officer)

*	Chief Financial Officer	November 20, 2025
Name: Kong Wai, WONG	(Principal Financial and Accounting Officer)

*	Director	November 20, 2025
Name: Feiyong, LI

*	Director	November 20, 2025
Name: Kai Yin, WONG

*	Director	November 20, 2025
Name: Wai Chun, CHIK

By:	Kim Kwan Kings, WONG
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on November 20, 2025.

Cogency Global Inc.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President